UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Provident Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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239 Washington Street

Jersey City, New Jersey 07302

March 14, 2014

Dear Fellow Stockholder:

I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held on Thursday, April 24, 2014, at 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

At our Annual Meeting you will be asked to elect three directors, approve on an advisory (non-binding) basis the compensation paid to our named executive officers, approve our amended and restated long-term equity incentive plan, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, I encourage you to promptly submit your vote by Internet, telephone or mail, as applicable to ensure that your shares are represented at our Annual Meeting.

On behalf of the board of directors, officers and employees of Provident Financial Services, Inc., I thank you for your continued support.

Sincerely,

Chairman, President and

Chief Executive Officer

239 Washington Street

Jersey City, New Jersey 07302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT the 2014 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 24, 2014, at 10:00 a.m., local time, to consider and vote upon the following matters:

1.	The election of three persons named in the attached Proxy Statement to serve as directors, each for a three-year term.

2.	An advisory (non-binding) vote to approve the compensation paid to our named executive officers.

3.	The approval of our Amended and Restated Long-Term Equity Incentive Plan.

4.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.

5.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. established March 3, 2014 as the record date for determining the stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone or mail, as applicable. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously mailed or delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors

John F. Kuntz, Esq.

Corporate Secretary

Jersey City, New Jersey

March 14, 2014

Internet Availability of Proxy Materials

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to stockholders over the Internet. As a result, beginning on or about March 14, 2014, we sent by mail or e-mail a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders, over the Internet and how to vote. Internet availability of our proxy materials is designed to expedite receipt by stockholders and lower the cost and environmental impact of our Annual Meeting. However, if you received such a notice and would prefer to receive paper copies of the proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares, and links to the Proxy Statement and the Annual Report to Stockholders on the Internet. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are enclosed.

If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.

Important Notice Regarding the Availability of Proxy Materials

For the 2014 Annual Meeting of Stockholders to be Held on April 24, 2014:

Our Proxy Statement and 2013 Annual Report to Stockholders are available at

www.proxyvote.com

(i)

(ii)

PROVIDENT FINANCIAL SERVICES, INC.

PROXY STATEMENT FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 24, 2014

GENERAL INFORMATION

The board of directors of Provident Financial Services, Inc. (“Provident” or “company”) is soliciting proxies for our 2014 Annual Meeting of Stockholders, and any adjournment or postponement of the meeting (“Annual Meeting”). The Annual Meeting will be held on Thursday, April 24, 2014 at 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

A Notice Regarding the Availability of Proxy Materials is first being sent to stockholders of Provident on March 14, 2014.

The 2014 Annual Meeting of Stockholders

Date, Time and Place	Our Annual Meeting of Stockholders will be held on April 24, 2014, 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

Record Date	March 3, 2014.

Shares Entitled to Vote	60,188,279 shares of Provident common stock were outstanding on the record date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting	To consider and vote on the election of three directors, an advisory (non-binding) vote to approve the compensation paid to our named executive officers, to approve our amended and restated long-term equity incentive plan, and the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Vote Required	Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The advisory vote to approve executive compensation, the approval of our amended and restated long-term equity incentive plan, and the ratification of KPMG LLP as our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Our Board of Directors Recommends You Vote in Favor of the Proposals	Our board of directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, “FOR” approval of our amended and restated long-term equity incentive plan, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Provident	Provident is a Delaware corporation and the bank holding company for The Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operates a network of full-service branch offices throughout 11 counties in northern and central New Jersey. Provident had $7.49 billion in total assets at December 31, 2013. Our principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302. Our telephone number is (732) 590-9200.

Who Can Vote

March 3, 2014 is the record date for determining the stockholders of record who are entitled to vote at the Annual Meeting. On March 3, 2014, 60,188,279 shares of Provident common stock, par value of $0.01 per share, were outstanding and held by approximately 5,400 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of our common stock outstanding on March 3, 2014 will be entitled to one vote for each share held of record. However, our certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of our common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to elect three directors, vote on an advisory basis on executive compensation, approve our amended and restated long-term equity incentive plan, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014. We may adjourn or postpone the Annual Meeting for the purpose of allowing additional time to solicit proxies.

Our board of directors is not aware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, we intend that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in their best judgment.

How to Vote

You may vote your shares:

•	In person at the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy from their bank or broker.

•

By telephone or Internet (see the instructions at www.proxyvote.com). Beneficial owners may also vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials.

•

By written proxy. All stockholders of record can vote by written proxy card. If you received a printed copy of this Proxy Statement, you may vote by signing, dating and mailing the enclosed Proxy Card, or if you are a beneficial owner, you may request a voting instruction form from your bank or broker.

If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the three nominees for director, “FOR” approval of the executive compensation paid to our named executive officers, “FOR” approval of our amended and restated long-term equity incentive plan, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Participants in Provident Benefit Plans

If you are a participant in our Employee Stock Ownership Plan or 401(k) Plan, or any other benefit plans sponsored by us through which you own shares of our common stock, you will have received a Notice Regarding the Availability of Proxy Materials by e-mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. If you own shares through any of these plans and you do not vote, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (unvoted proxies submitted by a banker or broker) will be counted for the purpose of determining whether a quorum is present.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The advisory vote on executive compensation, the approval of our amended and restated long-term equity incentive plan, and the ratification of the appointment of our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting a written notice of revocation to the Corporate Secretary of Provident prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	voting again by telephone or Internet (provided such new vote is received on a timely basis); or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.

239 Washington Street

Jersey City, New Jersey 07302

Attention: John F. Kuntz, Esq.

  Corporate Secretary

If your shares are held in street name, you should follow your bank’s or broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request that banks, brokers and other holders of record send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions, if necessary. We will reimburse such holders of record for their reasonable expenses in taking those actions. AST Phoenix Advisors will assist us in soliciting proxies and we have agreed to pay them a fee of $7,000 plus reasonable expenses for their services. If necessary, we may also use several of our employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile, e-mail or letter.

Householding

Unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more stockholders reside if we believe the stockholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received by you and helps reduce our expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•

If your shares are registered in your own name, contact our transfer agent and inform them of your request to revoke householding by calling them at 1-800-368-5948, or by writing them at Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attention: Investor Relations Department.

•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, “FOR” approval of our amended and restated long-term equity incentive plan, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of Provident common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. Based on such reports, the following table shows, as of March 3, 2014, certain information as to the shares of our common stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of our common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of our common stock as of March 3, 2014.

Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding(1)
The Provident Bank Employee Stock Ownership Plan Trust GreatBanc Trust Company, Trustee	4,373,192	(2)	7.27%
801 Warrenville Road, Suite 500 Lisle, Illinois 60532

Dimensional Fund Advisors LP	5,078,442	(3)	8.44%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746

BlackRock, Inc.	5,074,157	(4)	8.43%
40 East 52nd Street New York, New York 10022

The Vanguard Group	3,638,649	(5)	6.05%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

(1)	Based on 60,188,279 shares of Provident common stock outstanding as of March 3, 2014.
(2)	This information is based on Amendment No. 10 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2014 by GreatBanc Trust Company, as Trustee on behalf of The Provident Bank Employee Stock Ownership Plan Trust. According to the filing, The Provident Bank Employee Stock Ownership Plan Trust had: (i) sole power to vote or direct the vote of 2,853,559 shares of Provident common stock; (ii) shared power to vote or direct the vote of 1,519,633 shares of Provident common stock; (iii) sole power to dispose or direct the disposition of 4,373,192 shares of Provident common stock; and shared power to dispose or direct the disposition of 53,647 shares of Provident common stock.
(3)	This information is based on Amendment No. 6 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2014 by Dimensional Fund Advisors LP.
(4)	This information is based on Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on January 30, 2014 by BlackRock, Inc.
(5)	This information is based on Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2014 by The Vanguard Group, Inc.

Management

The following table shows certain information about shares of our common stock owned by each nominee for election as director, each incumbent director whose term will continue following the Annual Meeting, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of March 3, 2014.

Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Shares Owned Directly and Indirectly(1)		Shares Subject to Stock Options(2)	Beneficial Ownership	Percent of Class(3)	Unvested Stock Awards included in Beneficial Ownership
NOMINEES
Laura L. Brooks	Director	33,910		15,000	48,910	*	—
Terence Gallagher	Director	21,602		—	21,602	*	—
Carlos Hernandez	Director	77,976		7,000	84,976	*	—

INCUMBENT DIRECTORS
Thomas W. Berry	Director	69,102		22,000	91,102	*	—
Geoffrey M. Connor	Director	71,243		7,000	78,243	*	—
Frank L. Fekete	Director	71,652		7,000	78,652	*	—
Matthew K. Harding	Director	8,602		—	8,602	*	—
Thomas B. Hogan Jr.	Director	25,702	(4)	—	25,702	*	—
Christopher Martin	Chairman, President and Chief Executive Officer	437,853	(5)	212,036	649,889	1.08%	18,334
Edward O’Donnell	Director	98,488		7,000	105,488	*	—
Jeffries Shein	Director	800,549	(6)	14,000	814,549	1.35%	—

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Donald W. Blum**	Executive Vice President and Chief Lending Officer	63,121		61,641	124,762	*	4,121
John F. Kuntz	Executive Vice President, General Counsel and Corporate Secretary	66,012		59,845	125,857	*	4,847
Thomas M. Lyons	Executive Vice President and Chief Financial Officer	81,243		46,722	127,965	*	5,255
James D. Nesci**	Executive Vice President and Chief Wealth Management Officer	23,086		26,598	49,684	*	5,096
All directors and executive officers as a group (21 persons)		2,223,855		659,430	2,883,285	4.74%	58,398

*	Less than 1%
**	Messrs. Blum and Nesci are not officers of Provident Financial Services, Inc.

(1)	The amounts shown for executive officers include shares held in our 401(k) Plan and shares allocated to the executive officer in our Employee Stock Ownership Plan (“ESOP”) as follows:

Name	401(k) Plan Shares	ESOP Shares
Christopher Martin	126,455	9,292
Donald W. Blum	4,352	12,740
John F. Kuntz	1,375	12,486
Thomas M. Lyons	30,061	7,727
James D. Nesci	13,291	2,340
All executive officers as a group (11 persons)	206,788	79,061

(2)	Includes shares underlying stock options that are presently exercisable or will become exercisable within 60 days of March 3, 2014.
(3)	Based on 60,188,279 shares of Provident common stock outstanding as of March 3, 2014. Shares subject to stock options that are presently exercisable or will become exercisable within 60 days of March 3, 2014 are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for purposes of computing the percentage ownership of other persons.
(4)	Includes 100 shares held by Mr. Hogan’s adult son, for which he disclaims beneficial ownership.
(5)	Includes 17,785 shares held by Mr. Martin in the First Savings Bank Directors’ Deferred Fee Plan.
(6)	Includes 383,819 shares held by Mr. Shein in the First Savings Bank Directors’ Deferred Fee Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors, executive officers and anyone holding 10% or more of our common stock (reporting persons) to file reports with the Securities and Exchange Commission showing the holdings of, or transactions in, our common stock. Based solely on a review of copies of such reports, and written representations from each such reporting person that no other reports are required, we believe that in 2013 all reporting persons filed the required reports on a timely basis under Section 16(a).

PROPOSAL 1— ELECTION OF DIRECTORS

General

Our board of directors currently consists of 11 members and is divided into three classes, with one class of directors elected each year. Each of the members of our board of directors also serves as a director of The Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified. A director is not eligible to be elected or appointed to either board of directors after reaching age 73.

Three directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of our Governance/Nominating Committee, our board of directors nominated Laura L. Brooks, Terence Gallagher and Carlos Hernandez for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and The Provident Bank, and each of them was previously elected by our stockholders. No arrangements or understandings exist between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by each fully executed Proxy Card will be voted “FOR” the election of all nominees.

Each of the nominees has consented to be named a nominee. In the event that any nominee is unable to serve as a director, the persons named as proxies will vote with respect to a substitute nominee designated by our current board of directors. At this time, we know of no reason why any of the nominees would be unable or would decline to serve, if elected.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Board of Directors

Our board of directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills and qualifications. Collectively, they have a strong knowledge of our company’s business and markets and are committed to enhancing long-term stockholder value. Our Governance/Nominating Committee is responsible for identifying and selecting director candidates who meet the evolving needs of our board of directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to our business, enhancement of the diversity of experience of our board, the candidate’s independence from conflict or direct economic relationship with our company, and the candidate’s ability and willingness to devote the proper time to prepare for and attend meetings. The Governance/Nominating Committee also takes into account whether a candidate satisfies the criteria for independence under our Independence Standards and the New York Stock Exchange listing rules, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert. While the Governance/Nominating Committee does not have a formal policy respecting diversity on our board of directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and strategic decision-making processes of our board of directors.

The following table shows certain information, as of March 3, 2014, regarding the nominees for election as directors and the incumbent directors whose terms will continue following the Annual Meeting, including the terms of office of each director.

Name	Position(s) held with Provident Financial Services, Inc. and The Provident Bank	Age	Director Since (1)		Expiration of Term
NOMINEES
Laura L. Brooks	Director	61	2006		2014
Terence Gallagher	Director	58	2010		2014
Carlos Hernandez	Director	64	1996		2014

INCUMBENT DIRECTORS
Thomas W. Berry	Director	66	2005		2016
Geoffrey M. Connor	Director	67	1996		2015
Frank L. Fekete	Director	62	1995		2016
Matthew K. Harding	Director	50	2013		2016
Thomas B. Hogan Jr.	Director	68	2010		2016
Christopher Martin	Chairman, President and Chief Executive Officer	57	2005		2015
Edward O’Donnell	Director	63	2002		2015
Jeffries Shein	Director	74	2004	(2)	2015

(1)	Includes initial appointment to the board of directors of The Provident Bank, the wholly owned subsidiary of Provident.
(2)	Mr. Shein’s service as a director of First Sentinel Bancorp, Inc. and First Savings Bank, acquired by Provident in 2004, commenced in 1985.

The business experience of each of our directors and the nominees for election as directors and directorships held by them with other public companies during the past five years, as well as their qualifications, attributes and skills that led our board of directors to conclude that each such person should serve as a director are as follows:

Thomas W. Berry. Mr. Berry retired from investment banking in 1998 after a 26-year career with Goldman Sachs & Co. where he served as a partner since 1986. Mr. Berry was a founding director of Red Oak Bank, a New Jersey bank, which was acquired by another financial institution in 2005. He is a director of the Hyde and Watson Foundation. Mr. Berry has considerable experience in investment banking and a strong knowledge of the capital markets, which are valuable to our board of directors in its assessment of Provident’s sources and uses of capital.

Laura L. Brooks. Ms. Brooks is retired. She previously served as Vice President-Risk Management and Chief Risk Officer of PSEG in Newark, New Jersey since November 2002. Prior to November 2002, she was Vice President-Risk Management of PG&E in San Francisco, California. She serves on the Advisory Board for the Enterprise Risk Management Program at North Carolina State University and for the Quantitative Finance Program at Rutgers University. She is a member of the board of directors of the National Association of Corporate Directors, New Jersey Chapter and Chair of the board of trustees of Philip’s Education Partners. Ms. Brooks’ extensive background in enterprise risk management provides a valuable resource to our board of directors in meeting its responsibility for risk management oversight.

Geoffrey M. Connor. Mr. Connor is retired. He previously was a partner of the international law firm of Reed Smith LLP where his practice concentrated on banking and corporate matters. Mr. Connor served as Commissioner of the New Jersey Department of Banking from 1990 to 1994. He serves on the board of trustees of Bloomfield College. His knowledge of bank regulatory and corporate law matters provides our board of directors with an important perspective on corporate governance and regulatory compliance issues.

Frank L. Fekete. Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey. He serves on the board of trustees of St. Peter’s University. He has over 35 years of public accounting experience, including supervision of audits of public companies. This experience benefits our board of directors in its oversight of financial reporting and disclosure issues.

Terence Gallagher. Mr. Gallagher is President and a member of the board of directors of Battalia Winston, a national executive search firm headquartered in New York, New York. He has served on the Americas Board for the Association of Executive Search Consulting Firms and the Advisory Committee for the National Association of Corporate Directors, New Jersey Chapter. Mr. Gallagher’s considerable background in human resources, management succession planning, executive recruitment and retention and executive compensation provides our board of directors valuable experience.

Matthew K. Harding. Mr. Harding is President and Chief Operating Officer and a member of the board of directors of Levin Management Corporation, a leading retail real estate services firm. Prior to 2001, he served as the firm’s Senior Vice President and Deputy Chief Operating Officer. Mr. Harding serves as Vice President of The Philip and Janice Levin Foundation. Mr. Harding’s considerable experience provides our board of directors with a comprehensive understanding of the real estate market from a competitive and a credit risk perspective.

Carlos Hernandez. Dr. Hernandez is retired. He previously served as President of New Jersey City University, located in Jersey City, New Jersey. As a local civic leader, he has served, and continues to serve on many local not-for-profit boards and brings to our board of directors an extensive knowledge of local markets and the communities served by Provident.

Thomas B. Hogan Jr. Mr. Hogan is retired. He had a 40-year career with the international public accounting and consulting firm of Deloitte & Touche where he served as the chief operating officer of that firm’s northeast practice area prior to his retirement. Mr. Hogan serves on the board of directors of Supreme Industries, Inc. He formerly served on the board of directors of Energy East Corporation before its acquisition by Iberdrola, SA in 2008. Mr. Hogan is a certified public accountant and his background in public accounting enhances our board of directors’ oversight of financial reporting and disclosure issues.

Christopher Martin. Mr. Martin has served as Chairman since April 2010 and as President and Chief Executive Officer of Provident and The Provident Bank since September 2009. Prior to that time, he was President and Chief Operating Officer of The Provident Bank since January 2007, and he was President of Provident and The Provident Bank since July 2004. Mr. Martin’s extensive banking experience and knowledge of financial markets enhance the breadth of experience of our board of directors.

Edward O’Donnell. Mr. O’Donnell is retired. He previously served as President of Tradelinks Transport, Inc., a transportation consulting company located in Westfield, New Jersey from 1999 to 2012. Previously, he was the Director and Executive Vice President of NPR, Inc. (Navieras de Puerto Rico), a transportation company located in Edison, New Jersey. He is a member of the board of directors of Pacific Crane Maintenance Company, L.P. Mr. O’Donnell’s business experience in sales, marketing and the capital markets provides a broad business perspective to our board of directors.

Jeffries Shein. Mr. Shein is a former member of the board of directors of First Sentinel Bancorp, Inc. and First Savings Bank. He is a principal with JGT Management Co., LLC, a real estate management and investment company. Mr. Shein is a member of the board of directors of Middlesex Water Company. Mr. Shein’s real estate investment and management experience provides an important perspective to our board of directors in its oversight of credit risk.

Executive Officers

The business experience of each of Provident’s executive officers who are not directors is as follows:

Donald W. Blum. Mr. Blum, age 57, has been Executive Vice President and Chief Lending Officer of The Provident Bank since January 2005. He previously served as Senior Vice President and Chief Lending Officer of The Provident Bank since December 2001.

James A. Christy. James A. Christy, age 46, has been Senior Vice President and Chief Risk Officer of The Provident Bank since January 2012 and was previously Senior Vice President & General Auditor since January 2009. He was First Vice President and General Auditor since May 2005 and he was Vice President and General Auditor since September 2001.

Brian Giovinazzi. Mr. Giovinazzi, age 59, has been Executive Vice President and Chief Credit Officer of The Provident Bank since December 2008, and prior to that, he was Executive Vice President-Corporate Administration since April 2007. Prior to that time, he was President and Chief Executive Officer of First Morris Bank & Trust and a member of its board of directors.

Janet D. Krasowski. Ms. Krasowski, age 61, has been Executive Vice President and Chief Human Resources Officer of The Provident Bank since January 2012 and prior to that time she was Senior Vice President and Chief Human Resources Officer of The Provident Bank since May 2006.

John F. Kuntz. Mr. Kuntz, age 58, has been Executive Vice President, General Counsel and Corporate Secretary of Provident since January 2003, and has been Executive Vice President, Chief Administrative Officer and General Counsel of The Provident Bank since January 2011, and prior to that time Executive Vice President and General Counsel since May 2005. Prior to that time, he was Senior Vice President and General Counsel of The Provident Bank since November 2002, and Vice President and General Counsel of The Provident Bank since September 2001.

Thomas M. Lyons. Mr. Lyons, age 49, has been Executive Vice President and Chief Financial Officer of Provident and The Provident Bank since January 2011. Prior to that time he was Senior Vice President and Chief Financial Officer of Provident and The Provident Bank since September 2009, and previously was First Vice President and Chief Accounting Officer of The Provident Bank since February 2005 and First Vice President, Finance of The Provident Bank since July 2004.

Frank S. Muzio. Mr. Muzio, age 60, has been Senior Vice President and Chief Accounting Officer of The Provident Bank since January 2011. Prior to that time, he was First Vice President and Chief Accounting Officer of The Provident Bank since June 2010. Prior to joining The Provident Bank, he was Senior Vice President and Controller for the New York Division of Sovereign Bank since June 2006.

James D. Nesci. Mr. Nesci, age 41, has been President of Beacon Trust Company, a wholly owned subsidiary of The Provident Bank since August 2011 and Executive Vice President and Chief Wealth Management Officer of The Provident Bank since January 2013, and Senior Vice President and Chief Wealth Management Officer since March 2009. Prior to that time, he served as Chief Operating Officer of National Wealth Management for Wilmington Trust Corporation.

Jack Novielli. Mr. Novielli, age 54, has been Executive Vice President and Chief Information Officer of The Provident Bank since December 2008. Prior to that time, he was Senior Vice President and Chief Information Officer of The Provident Bank since January 2006, and previously was First Vice President and Chief Information Officer of The Provident Bank.

Michael A. Raimonde. Mr. Raimonde, age 61, has been Executive Vice President and Director of Retail Banking of The Provident Bank since January 2011. Prior to that time he was Senior Vice President and Director of Retail Banking of The Provident Bank since April 2007. He was Executive Vice President of the Community Banking Division and Market President of the New York Retail System of Sovereign Bank prior to that time.

Corporate Governance Matters

We are committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and we are in compliance with applicable corporate governance laws and regulations.

Board of Directors Meetings and Committees

Our board of directors meets quarterly, or more often as may be necessary. The board of directors met ten times in 2013. There are four standing committees of the board of directors: the Compensation, Audit, Risk and Governance/Nominating Committees. The board of directors of The Provident Bank meets monthly at least 11 times a year, as required by New Jersey banking law.

All directors attended no fewer than 75% of the total number of meetings held by the board of directors and all committees of the board on which they served (during the period they served) in 2013. When the Provident and The Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2013. We have a policy requiring each director to attend the Annual Meeting of Stockholders. All persons serving on the board of directors at the time of the Annual Meeting of Stockholders held on April 25, 2013 attended the meeting.

Board Leadership Structure

Our board of directors believes that combining the Chairman and Chief Executive Officer positions, together with the appointment of an independent Lead Director is the appropriate board leadership structure for our company. Our board of directors believes that the Chief Executive Officer is most knowledgeable about our business and corporate strategy and is in the best position to lead the board of directors, especially in relation to its oversight of corporate strategy formation and execution. Management accountability and our board’s independence from management are best served by maintaining a super majority of independent directors, electing an independent Lead Director, and maintaining standing board committees, including a Risk Committee, that are comprised of independent leadership and members. The Lead Director plays an important role on our board of directors and has the following responsibilities:

•	Schedules executive sessions of the non-management directors without management present at least twice each year and advises the Chairman of the schedule for such executive sessions.

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With input from the non-management directors, develops agendas for, and presides over the executive sessions. The Lead Director provides the Chairman with timely feedback from the executive sessions where appropriate.

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Acts as the principal liaison between the non-management directors and the Chairman on issues relating to the working relationship between our board and management, including providing input as to the quality, quantity and timeliness of information provided by management to ensure that the conduct of board meetings allows adequate time for discussion of important issues and that appropriate information is made available to our board on a timely basis.

•	Provides input to the Chairman regarding board meeting agendas and meeting materials based on requests from the non-management directors.

•	Attends board committee meetings as a non-member at the invitation of the respective committee chair.

Risk Oversight/Risk Committee

Our entire board of directors is engaged in risk management oversight. A separate standing Risk Committee of the board was established to facilitate our board’s risk oversight responsibilities. The current members of the Risk Committee are: Ms. Brooks (Chair) and Messrs. Berry, Connor and Shein. Each member of the Risk Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Risk Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met seven times during 2013.

The Risk Committee oversees the overall risk management activities employed by management in pursuit of:

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maintaining a culture of discipline that enforces and provides proper incentives to employees for a sound, effective and coordinated enterprise risk management process designed to identify potential events that may affect our business and to appropriately manage risks in order to provide reasonable assurance that our stated objectives will be achieved; and

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identifying potential emerging risks in a routine and systematic manner, assessing the implications of those risks to our business, and managing those risks in a manner consistent with the probability of their occurrence and potential consequences to us.

Our Risk Committee receives regular reports from management and other standing board committees regarding relevant risks and the actions taken by management to adequately address those risks.

Corporate Governance Principles

Our board of directors has adopted Corporate Governance Principles, which are posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. These Corporate Governance Principles cover the general operating policies and procedures followed by our board of directors including:

•	establishing the size and composition of our board of directors and the desired qualifications of directors;

•	setting a minimum stock ownership requirement for directors at 15,000 shares of our common stock to be achieved over six years;

•	providing for director orientation, continuing education and an annual performance assessment of our board of directors;

•	selecting board committee membership; and

•	reviewing annual compensation paid to the non-management directors.

The Corporate Governance Principles provide for our board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Four executive sessions were conducted in 2013. Mr. Fekete, who served as Lead Director in 2013, presided over these executive sessions conducted by the non-management directors, all of whom are independent.

Director Independence

The New York Stock Exchange rules provide that a director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with the company. The New York Stock Exchange rules require our board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, our board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with the company. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

Our board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, our board of directors considered all relevant facts and circumstances relating to relationships that each director and his or her immediate family members and their related interests had with Provident.

After its evaluation, our board of directors affirmatively determined that each of Mr. Berry, Ms. Brooks, Mr. Connor, Mr. Fekete, Mr. Gallagher, Mr. Harding, Dr. Hernandez, Mr. Hogan, Mr. O’Donnell and Mr. Shein is an independent director. The board of directors determined that Mr. Martin is not independent because he has served as a Provident employee in the last three years.

Governance/Nominating Committee

The current members of our Governance/Nominating Committee are: Messrs. O’Donnell (Chair), Gallagher, Hernandez, and Shein. Each member of the Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met six times during 2013.

The functions of our Governance/Nominating Committee include, among other things:

•	evaluating and making recommendations to the board concerning the number of directors and committee assignments;

•	establishing the qualifications, relevant background, and selection criteria for board members;

•	making recommendations to the board concerning board nominees;

•	conducting evaluations of the effectiveness of the operation of the board;

•	developing and maintaining corporate governance principles;

•	recommending revisions to the code of business conduct and ethics;

•	making recommendations to the board regarding director orientation and continuing education; and

•	evaluating the Governance/Nominating Committee’s performance on an annual basis.

Our Governance/Nominating Committee identifies nominees for director by first assessing the performance of the current members of our board of directors willing to continue service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If a vacancy should exist on our board, or if the size of the board is increased, the Committee will solicit suggestions for director candidates from all board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Persons under consideration to serve on our board of directors must have the highest personal and professional ethics and integrity.

Procedures for the Nomination of Directors by Stockholders

If a determination is made that an additional candidate is needed for our board, the Governance/Nominating Committee will consider candidates properly submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 239 Washington Street, Jersey City, New Jersey 07302. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting. If the date of our Annual Meeting is advanced by more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s Annual Meeting, a stockholder’s submission must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. A stockholder’s submission must be in writing and include the following information:

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the name and address of the stockholder as they appear on our books, and the number of shares of our common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

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the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in our proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Provident, The Provident Bank and any subsidiaries of The Provident Bank;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and The Provident Bank;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of our Governance/Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an Annual Meeting of our stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Stockholder and Interested Party Communications with the Board

Our stockholders and any other interested party may communicate with the board of directors, the non-management directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 239 Washington Street, Jersey City, New Jersey 07302. A communication from a stockholder should indicate that the author is a stockholder and, if shares of our common stock are not held of record, the letter should include appropriate evidence of stock ownership.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. Our Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. Amendments to and waivers from our Code of Business Conduct and Ethics will also be disclosed on The Provident Bank’s website.

Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to participating employees. Pursuant to such a program, loans may be extended to executive officers on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, so long as such rate is generally available to participating employees. These loans may not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 2013, The Provident Bank had aggregate loans and loan commitments totaling $277,000 to its executive officers. The Provident Bank does not make loans to members of the board of directors or to their immediate family members and their related interests, as such terms are defined in The Provident Bank’s Lending Policy.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for a director or officer. There are several exceptions to this general prohibition, one of which is applicable to us. The provisions of the Sarbanes-Oxley Act of 2002 that prohibit loans do not apply to loans made by a depository institution, such as The Provident Bank, that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. Any loans to our officers are made in conformity with the Federal Reserve Act and Regulation O.

Our Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident or The Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction would require approval of a majority of the directors who have no interest in the proposed transaction. In addition, our directors and executive officers annually disclose any transactions, relationships or arrangements they or their related interests may have with Provident or The Provident Bank. These disclosures, together with information obtained from each director’s annual statement of interest form, are used to monitor related party transactions and make independence determinations.

Anti-Hedging Policy

Our stock trading policy prohibits our directors and executive officers from engaging in or effectuating any transaction designed to hedge or offset the economic risk of owning shares of our common stock. Accordingly, any hedging, derivative or other similar transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of our common stock would affect the value of the shares of common stock owned by a director or executive officer is prohibited. In addition, the policy provides that directors and executive officers should avoid pledging their shares of our common stock as collateral for a margin account or loan.

Audit Committee Matters

Audit Committee

The current members of our Audit Committee are: Messrs. Hogan (Chair), Fekete and Harding, and Ms. Brooks. Each member of the Audit Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.

The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority for retaining, overseeing and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	reviewing earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission; and

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm.

Our Audit Committee met ten times during 2013. The Audit Committee reports to our board of directors on its activities and findings. The board of directors believes that Frank L. Fekete and Thomas B. Hogan Jr. each qualify as an Audit Committee financial expert as that term is used in the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Our Audit Committee operates under a written charter approved by our board of directors, which is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

Management has primary responsibility for the internal control and financial reporting process, and for making an assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on management’s assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, our Audit Committee has:

•	reviewed and discussed with management, and our independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2013;

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discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and

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received the written disclosures and the letter from our independent registered public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2013 and related footnotes be included in Provident’s Annual Report on Form 10-K for the year ended December 31, 2013 and filed with the Securities and Exchange Commission. In addition, the Audit Committee approved the re-appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014, subject to the ratification of this appointment by our stockholders.

The Audit Committee of Provident Financial Services, Inc.

Thomas B. Hogan Jr. (Chair)

Laura L. Brooks

Frank L. Fekete

Matthew K. Harding

Compensation Committee Matters

Compensation Committee

The current members of our Compensation Committee are: Messrs. Gallagher (Chair), Berry, Hogan, and O’Donnell. Each member of the Compensation Committee has been determined to be independent as defined in the current New York Stock Exchange corporate governance listing standards. The Compensation Committee is responsible for executive management development and succession planning, and for reviewing and evaluating compensation programs and policies and risks associated with such programs and policies, including setting performance measures and goals consistent with principles of safety and soundness, approving awards under existing compensation plans and administering long-term equity awards. On at least an annual basis, our Compensation Committee meets to review the performance of, and the compensation payable to the named executive officers, including the Chief Executive Officer. The basic elements of our executive compensation program include base salary, an annual cash incentive and a long-term equity award primarily tied to corporate financial targets, and certain other benefit arrangements, such as retirement benefits. The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Compensation Committee met 13 times during 2013.

Our Compensation Committee determines the compensation payable to the Chief Executive Officer based on corporate financial performance against established goals and the Chief Executive Officer’s individual performance. Each year the Compensation Committee establishes corporate financial performance goals and individual goals for the Chief Executive Officer, and members of the Compensation Committee periodically meet with the Chief Executive Officer during the year to review progress against those goals. The Compensation Committee also sets performance goals for, and determines the compensation payable to, the named executive officers, based in part on the Chief Executive Officer’s assessment and recommendations. Input provided by the Compensation Committee’s independent compensation consultant and other executive compensation data sources are available to the Compensation Committee to assist it in these determinations.

In addition to evaluating our company’s overall financial performance in its review of the named executive officers, the Compensation Committee considers the performance of each named executive officer’s business line or area of responsibility. Several key management competencies and behaviors are assessed, including the named executive officer’s effectiveness as a leader and his or her role in building a cohesive executive team, as well as other strategic core competencies such as accountability, analytical ability and decision making, communication, cooperation and teamwork, creativity and problem-solving, and integrity. The named executive officer’s performance relating to these competencies forms the basis of a performance review discussion with the named executive officer that reinforces his or her role in achieving our business plan and short- and long-term strategies.

The Compensation Committee assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees. This comprehensive risk assessment is performed by our Chief Risk Officer and the General Auditor and is presented to, and reviewed by, the Compensation Committee. The risk assessment conducted in 2013 concluded that our incentive compensation plans do not pose significant risk or promote excessive risk taking that are reasonably likely to have a material adverse effect on Provident.

Director compensation is established by our board of directors upon the recommendation of the Compensation Committee and is discussed in this Proxy Statement under the heading “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

Messrs. Berry, Fekete, Gallagher, Hogan and O’Donnell served as members of the Compensation Committee during 2013. None of these directors has ever been an officer or employee of Provident. In addition, none of these directors is an executive officer of another entity where one of our executive officers serves on the compensation committee or the board of directors, or which had any transactions or relationships with us in 2013 requiring specific disclosures under Securities and Exchange Commission rules.

Compensation Discussion and Analysis

Overview

The following discussion provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing compensation programs as well as the compensation determinations and the rationale relating to our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers, to whom we refer collectively as our “named executive officers.” Our named executive officers for 2013 were Messrs. Martin, Lyons, Blum, Kuntz, and Nesci.

This discussion should be read together with the compensation tables for our named executive officers, which can be found following this discussion.

Financial and Strategic Highlights

As discussed in detail below, our Compensation Committee believes that the compensation of its executives should reflect Provident’s overall performance and the contribution of its executives to that performance. Highlights of Provident’s performance through December 31, 2013 are noted below:

•	Annual net income of $70.5 million, an increase of 4.9% from 2012;

•	Diluted earnings per share increased to $1.23 for 2013, from $1.18 for 2012;

•	Strong loan growth with loan originations of $1.77 billion, as the total loan portfolio increased 6.1%;

•	Steady improvement in loan quality, with total non-performing loans of $76.7 million, or 1.48% of total loans as of year-end, down from $99.0 million, or 2.02% in 2012;

•	Growth in non-interest income due to increases in prepayment fees on commercial loans, wealth management income and deposit fees; and

•	Despite the increased cost of regulatory compliance, non-interest expenses were flat as compared to 2012.

Compensation Structure

Our executive compensation program is designed to align pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance consistent with stockholder interests. The key features of the program, which are discussed in more detail below, are:

•	Active oversight by the Compensation Committee consisting solely of independent directors;

•	Assistance regularly provided to the Compensation Committee by an independent compensation consultant selected by the Compensation Committee;

•	Our executive compensation program is focused on pay for performance in order to align compensation with business strategies and to enhance stockholder value;

•	The major components of our executive compensation program are salary, annual cash incentives and long-term equity;

•	Executive salaries are evaluated based on data from a regional peer group of publicly-traded banks of comparable size, performance, and business model;

•	Annual cash incentive compensation opportunities are tied to key corporate performance metrics;

•	Long-term incentive compensation opportunities are tied to key corporate performance metrics and performance against peer group metrics over a period beyond one year;

•	No dividends are paid on stock awards subject to performance-vesting conditions unless and until the awards have vested;

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Our incentive compensation plans provide for risk mitigation and accountability authorizing the Compensation Committee to condition incentive compensation awards with clawback, deferral, and adjustment provisions, and settlement in stock subject to holding periods;

•	Executives are subject to share ownership guidelines; and

•	Perquisites are limited.

Key Compensation Actions

The Compensation Committee regularly reviews the components of our executive compensation program with advice from its independent compensation consultant and after giving due consideration to the most recent non-binding stockholder advisory vote on executive compensation which resulted in a favorable vote of approximately 96% of the votes cast.

In light of strong stockholder support, the Compensation Committee concluded that no material revisions were necessary to our executive compensation program. Highlights of key compensation actions in 2013 were:

•	2013 Base Salary: Mr. Martin’s base salary increased to $610,000 in 2013, representing an 8.9% increase. The other named executive officers received salary increases that ranged from 4.3% to 10%.

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2013 Cash Incentives: Mr. Martin received a formulaic cash bonus of 105% of base salary or $642,925. This represented attainment of overall corporate results that were above Target against established performance metrics for 2013. The remaining named executive officers received formulaic cash incentives between 62% and 64% of base salary.

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2013 Long-Term Incentives: The Compensation Committee has granted two forms of long-term equity, formulaic and discretionary equity awards. Under the 2008 Long-Term Equity Incentive Plan, Mr. Martin was granted 32,772 stock options and 22,530 restricted stock shares which vest over two years based upon achievement of both total shareholder return and earnings per share goals. In recognition of financial performance, to maintain competitive compensation and as a retention incentive, discretionary equity awards were granted to Mr. Martin. He received 35,000 stock options and 10,000 restricted stock awards that vest between one and five years. The other named executive officers receive 75% of their equity in restricted stock that vests based upon the same total shareholder return and earnings per share goals and 25% of their equity in restricted stock that vests in two years.

Compensation Consultants

Our Compensation Committee retained the services of McLagan, an Aon Hewitt Company (“McLagan”) during 2013. McLagan has served as the independent compensation consultant for the Compensation Committee since 2005. McLagan was retained by and reported directly to the Compensation Committee and did not perform any other services for Provident, The Provident Bank or their affiliates or their management. The Compensation Committee regularly meets with its compensation consultant in executive session without management.

The Compensation Committee considered the independence of McLagan, an Aon Hewitt company, in light of Securities and Exchange Commission rules and New York Stock Exchange listing standards. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its consultants, including the following factors: (1) other services provided to Provident by McLagan; (2) fees paid by Provident as a percentage of Aon’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Compensation Committee; (5) any company stock owned by the consultants; and (6) any business or personal relationships between Provident’s executive officers and the consultants. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and its consultants involved in the engagements did not raise any conflict of interest and concluded that McLagan continues to be an independent Compensation Committee consultant.

In 2013, McLagan was engaged by the Compensation Committee to review and recommend changes to the compensation peer group, then compare our executive compensation practices and compensation payments with those of our peers, evolving industry best practices and regulatory guidance.

Executive Compensation Philosophy

Our Compensation Committee believes that our executive compensation program is consistent with promoting sound risk management and long-term value creation for our stockholders. The program is intended to align the interests of our executive officers and employees with stockholders by rewarding performance against established corporate financial goals, and by rewarding strong executive leadership and superior individual performance. By offering annual cash incentives, long-term equity compensation and competitive benefits, we strive to attract, motivate and retain a highly qualified and talented team of executives who will help maximize long-term financial performance and earnings growth.

The compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial performance measured against annual goals, an assessment of the executive’s individual performance and the competitive market. For the named executive officers and other members of executive management, annual incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that influence corporate financial results.

Consistent with past practice, McLagan was engaged to review our executive compensation program in 2013, which included a review and recommendation of an appropriate peer group to assess competitive compensation practices, as well as for comparing performance against certain financial targets. The Compensation Committee used two peer groups in connection with executive compensation determinations commencing in 2013:

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A regional peer group of 19 publicly traded thrift and banking institutions in the Northeast with assets of $4 to $20 billion was used to compare base salary and total compensation. Additional consideration was given to business model and performance. Only one peer was removed from the 2012 group, due to its size exceeding the established maximum. The individual peer banks are as follows:

Beneficial Mutual Bancorp, Inc.

Berkshire Hills Bancorp, Inc.

Brookline Bancorp Inc.

Community Bank System, Inc.

Dime Community Bancshares, Inc.

F.N.B. Corp.

First Commonwealth Financial Corporation

Flushing Financial Corporation

Fulton Financial Corporation

Independent Bank Corp.

Investors Bancorp, Inc.

National Penn Bancshares, Inc.

NBT Bancorp Inc.

Northwest Bancshares, Inc.

S&T Bancorp, Inc.

Signature Bank

Susquehanna Bancshares,

Valley National Bancorp

WSFS Financial Corporation

•	SNL Small Cap U.S. Bank & Thrift Index (“SNL Index”) was used to compare long-term performance achievement.

The Compensation Committee may modify peer groups from time to time based on mergers and acquisitions within the industry or other relevant factors. While our executive compensation program targets each named executive officer’s base salary, annual cash incentives and long-term equity compensation at market levels, actual compensation paid to a named executive officer may vary based on other factors, such as the individual’s performance, experience and competitive market conditions.

Although the Compensation Committee is ultimately responsible for designing our executive compensation program, input from our Chief Executive Officer is critical in ensuring that the Compensation Committee has the appropriate information needed to make informed decisions. The Chief Executive Officer participates in compensation-related activities purely in an informational and advisory capacity and he presents the other named executive officers’ performance summaries and recommendations relating to their compensation to the Compensation Committee for their review and approval.

The Compensation Committee believes that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse affect on us. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program does not encourage management to assume excessive risks. The Omnibus Incentive Compensation Plan Document of Provident Financial Services, Inc. serves as a core governance document for our incentive compensation plans establishing lines of authority, a foundation for relevant internal controls and procedures, risk mitigation and accountability features, including clawbacks and deferrals.

Elements of 2013 Executive Compensation

We pay our named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (which may include performance-vesting stock options, performance-vesting stock awards, time-vesting stock awards and discretionary stock grants to recognize exceptional individual or corporate performance or to maintain a competitive total compensation package where warranted), a competitive benefits package and limited perquisites.

As illustrated in the following charts, in 2013, 60% of the target compensation to our Chief Executive Officer, and 48% of the compensation to our other named executive officers, was performance-based and not guaranteed. This is based on target annual and long-term compensation equal to 75% of salary each for the Chief Executive Officer and 45% of salary each for other named executive officers.

Base Salary

A competitive base salary is necessary to attract and retain talented executives. Annually, our Compensation Committee evaluates each named executive officer’s base salary level. In general, competitive base salary information, or market data, is furnished to the Compensation Committee by the independent compensation consultant, and each named executive officer’s base salary level is compared to the competitive market data. The Compensation Committee considers assessments of the individual named executive officer’s performance, leadership, operational effectiveness and experience in the industry, as well as market conditions.

In establishing base salaries for 2013, the Compensation Committee considered our company’s financial performance, as well as peer group and market-based industry salary data. In consideration of the performance achieved and to maintain a competitive base salary for each of the named executive officers, the Compensation Committee determined that base salary increases reflected in the Summary Compensation Table were appropriate for each of the named executives to remain competitive with the market.

Annual Cash Incentive Payment/The 2013 Annual Cash Incentive Plan

Annual cash incentive opportunities are provided to our named executive officers in order to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate financial targets and a range of annual cash incentive award opportunities to each named executive officer. The award opportunities are linked to a specific target and range of performance results for multiple corporate financial performance measures and are calculated as a percentage of the named executive officer’s base salary. Although the annual incentive cash award is generally calculated based upon pre-determined metrics and measurable achievement, the Compensation Committee has discretion to adjust the metrics and cash incentive awards where appropriate.

Our Compensation Committee recommended, and the board of directors approved, the 2013 Annual Incentive Plan. The 2013 Annual Incentive Plan provided the opportunity for a cash incentive payment based upon the achievement of corporate and individual goals. The targeted levels of incentive opportunity were unchanged from 2012.

	Annual Cash Incentive as a % of Base Salary
Participant	Threshold	Target	Maximum
Chief Executive Officer	35%	75%	115%
Other Named Executive Officers	25%	45%	70%

For the Chief Executive Officer and the other named executive officers, the Compensation Committee established the following 2013 targets (collectively, the “Corporate Targets”) and relative weightings for the 2013 Annual Incentive Cash Plan:

Metric	Weight	Threshold 95%	Target 100%	Maximum 115%	Actual
Net Income (in millions)	25%	$60.3	$63.5	$73.0	$70.5
Efficiency Ratio (1)	25%	60.61%	59.53%	56.50%	57.2%
Return on Average Assets	25%	0.83%	0.87%	1.00%	.97%
Earnings Per Share	25%	$1.05	$1.10	$1.27	$1.23

(1)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

Under the 2013 Annual Cash Incentive Plan, cash incentive payments based on Provident’s actual 2013 financial performance would be made if financial performance met or exceeded 95% of any one of the Corporate Targets (“Threshold”). Cash incentive payments would be a minimum of 8.75% of base salary for the Chief Executive Officer and 6.25% of base salary for the other named executive officers upon the achievement of at least one metric (weighted at 25%) at the Threshold level, increasing to a maximum of 115% of base salary for the Chief Executive Officer and 70% of base salary for the other named executive officers upon achievement of all metrics at the Maximum level.

In aggregate, the overall actual achievement of Corporate Targets for 2013 was above Target, as the net income, efficiency ratio, return on average assets, and earnings per share goals were all achieved above Target, but below the Maximum. Based upon the foregoing, the Committee authorized above Target payouts under the 2013 Annual Incentive Plan to the named executive officers as follows:

Name	Cash Incentive	% of Salary
Christopher Martin	$642,925	105%
Thomas M. Lyons	$223,995	64%
Donald W. Blum	$196,555	62%
John F. Kuntz	$200,315	64%
James D. Nesci	$175,996	64%

Long-Term Equity Incentives

Our 2008 Long-Term Equity Incentive Plan provides the opportunity to grant various forms of equity incentives on a time-vesting and performance-vesting basis. The Compensation Committee believes that stock ownership provides a significant incentive in building long-term stockholder value by further aligning the interests of officers and employees with stockholders. The importance of this component of compensation increases as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-vesting awards also encourages a long-term strategic focus. It is the policy of the Compensation Committee to make equity grants when the window for trading by directors and officers in Provident common stock is open under Provident’s stock trading policy. Throughout the year, equity awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date effective as of the date of the next regularly scheduled Compensation Committee meeting that falls when the window for trading is open under our stock trading policy.

The Compensation Committee established the equity component of total compensation as a percentage of base salary, for the Chief Executive Officer and other named executive officers, based upon competitive total compensation data previously provided by the independent compensation consultant. The Compensation Committee also exercises discretion in making equity grants and may grant equity to the Chief Executive Officer and other named executive officers based on exceptional individual or corporate performance and to maintain a competitive total compensation level where warranted. To maintain competitive total compensation and to further align executive pay with long-term financial performance, the Compensation Committee generally follows the guidelines below with respect to annual equity grants:

	2013 Opportunity Long-Term Equity Award as a % of Base Salary
Participant	Threshold	Target	Target Plus	Maximum
Chief Executive Officer	15.0%	75.0%	95.0%	115.0%
Other Named Executive Officers	12.5%	45.0%	55.0%	70.0%

The 2013 long-term equity awards were made based on the following matrix:

	Two-Year Performance-Vesting		Two-Year Time-Vesting
Participant	Non-Qualified Stock Options	Restricted Stock	Restricted Stock
Chief Executive Officer	25%	75%	0%
Other Named Executive Officers	0%	75%	25%

The Compensation Committee determined that for equity grants made in 2013 under the Long-Term Equity Plan to all named executive officers other than the Chief Executive Officer, 75% of equity grants would be subject to performance-vesting, and 25% would be time-vesting over two years; and for the Chief Executive Officer, 100% of equity grants would be subject to performance-vesting. Such performance-vesting would be measured at the end of a two-year period based upon metrics approved by the Compensation Committee at the time of the equity grant. Currently the performance metrics include projections of compounded annual growth in earnings per share over a two-year period and a comparison of total stockholder return to the peer group over a two-year period. For the performance-vesting grants made in 2013 which vest in 2015, the two performance metrics at target (weighted 50% each) are compounded annual growth of two percent in earnings per share from the normalized base year of 2012 (or $1.09 per share) and achievement of total shareholder return versus peers equal to or greater than fifty percent of the peers. The performance-based grants vest at the end of two years if the pre-established performance level is met. These performance metrics are designed to encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value, and the two-year vesting period strikes a proper balance between providing a meaningful incentive while maintaining an appropriate level of at risk compensation for retention purposes.

2013-2014 Performance Matrix

Earnings Per Share Growth

	$1.09	$1.09	$1.09	$1.09
Normalized 2012 Actual*	Threshold	Target	Target Plus	Maximum
Compounded Annual Growth Rate	1.6%	2.00%	3.0%	4.0%
Cumulative two-year EPS Required	$2.23	$2.24	$2.27	$2.31

*	Excludes non-recurring expenses related to Superstorm Sandy.

Total Shareholder Return versus Peer Group

Threshold	Target	Target Plus	Maximum
>40% of peers	>50% of peers	>67.5 of peers	>85% of peers

The Compensation Committee has determined that the performance metrics for awards granted under the Long-Term Equity Incentive Plan are appropriately set such that participants in the plan will attain: (i) the Threshold level of performance if minimum expected improvements in the performance metrics are achieved, which the Committee believed were reasonably likely to be attained; (ii) the Target level of performance if projected business plan expectations are achieved, which the Committee believed had approximately an even likelihood of either being attained or not being attained; (iii) the Target Plus level of performance if projected business plan expectations are exceeded, which the Committee believed would be difficult to achieve; and (iv) the Maximum level of performance, which sets a cap on how much incentive compensation will be paid in the event that the Target Plus level is exceeded, which the Committee believed was unlikely to be achieved. The establishment of various levels of performance associated with vesting (e.g., from Threshold to Maximum), is an industry best practice and provides opportunity when macroeconomic conditions are difficult and adversely impact results.

In recognition of the performance of the executive team, to maintain a competitive compensation program, and as a retention incentive, discretionary equity awards were granted to the Chief Executive Officer in 2013. The Chief Executive Officer was granted 10,000 restricted stock awards; 7,000 subject to three-year time vesting and 3,000 subject to one-year time vesting, and 35,000 incentive stock options subject to five-year time vesting. No dividends are paid with respect to any stock award subject to performance-based vesting conditions unless and until the participant vests in such stock award, and only on that portion of the stock award that vests.

Benefits

We offer the named executive officers benefits generally available to all employees, including medical and dental, disability insurance, group life insurance coverage, an Employee Stock Ownership Plan (“ESOP”) and a 401(k) Plan with discretionary employer matching contributions. Certain of the named executive officers have accrued benefits under a noncontributory defined benefit pension plan that was frozen as of April 1, 2003 following the adoption of the ESOP. In addition to pension benefits, medical and life insurance benefits are made available to certain employees when they retire. These post-retirement benefits have been eliminated. However, certain employees with ten or more years of service at the time the benefits were eliminated, including Mr. Martin, still qualify for these post-retirement benefits upon retirement. The named executive officers are also eligible for non-qualified benefits under the Non-Qualified Supplemental Defined Contribution Plan designed to make up for the IRS limits on contributions to the tax-qualified 401(k) Plan and ESOP.

Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis, and only to the most senior level of executive officers. The following perquisites are currently provided: a club membership for Mr. Martin and the use of a company-owned automobile for Messrs. Martin and Blum. Messrs. Lyons, Kuntz and Nesci are paid a monthly car allowance. All of the named executive officers are eligible for an annual medical examination at Provident’s expense.

Elements of Post-Termination Benefits

Employment Agreement

Mr. Martin has an employment agreement with a twelve month term that renews on August 31 of each year for an additional twelve months. The employment agreement provides that if Mr. Martin’s employment was terminated for reasons other than for cause, or as a result of his death, retirement or disability, Mr. Martin would be entitled to:

•	earned but unpaid base salary through the termination date;

•	an annual bonus to which he may be entitled under any cash-based annual bonus or performance compensation plan then in effect;

•	benefits due to him as a former employee other than pursuant to the agreement;

•

severance pay or liquidated damages equal to his base salary and bonuses due for twelve months following termination, with “bonuses due” to be the greater of (i) one-twelfth of the average annual cash bonus paid to him with respect to the three completed fiscal years prior to the termination, or (ii) the cash bonus paid to him for the last fiscal year prior to the date of termination multiplied by twelve months following termination; and

•	the continuation of life, medical, dental and disability insurance coverage for twelve months following termination.

Mr. Martin may resign from employment for good reason and receive these termination benefits in the event of certain adverse changes in his employment conditions. Under the employment agreement, the termination benefits are subject to Mr. Martin’s compliance with non-solicitation and non-compete provisions for a period of six months following his termination. The employment agreement does not provide for benefits for a termination following a change in control. Those benefits are provided for in a separate change in control agreement between Provident and Mr. Martin described in the following section “Change in Control Agreements”.

Change in Control Agreements

Change in control agreements are reserved for a limited number of executives. Benefits are payable under the change in control agreements after a termination of the executive following a change in control of Provident. We have entered into a three-year change in control agreements with Messrs. Martin, Blum, Kuntz and Lyons, and a two-year change in control agreement with Mr. Nesci. Under the agreements:

Following a change in control, the executive is entitled to a severance payment if:

•	the executive’s employment is terminated during the term of such agreement, other than for cause, disability, or retirement; or

•	the executive terminates employment during the term of the agreement for good reason.

Good reason is generally defined to include:

•	the assignment of duties materially inconsistent with the executive’s positions, duties or responsibilities as in effect prior to the change in control;

•	a reduction in his or her base salary or fringe benefits;

•	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or

•	a failure by Provident to obtain an assumption of the agreement by its successor.

The change in control severance payment is equal to three times (or in the case of the two-year agreement, two times) the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. Payments under the change in control agreements for the named executive officers, other than Mr. Martin, are reduced to the extent necessary to prevent an excess parachute payment under Section 280G of the Internal Revenue Code.

Other Matters

Executive Stock Ownership Requirements

Our Compensation Committee recommended, and our board of directors adopted, the following minimum equity ownership requirements for senior executives to further align their interests with stockholders:

Tier I	Chief Executive Officer	100,000 shares
Tier II	Other Named Executive Officers	10,000 shares

Each of the named executive officers currently exceeds these requirements. New executives have five years from their date of hire or promotion to achieve the minimum equity ownership levels, and vested and unvested restricted stock awards and shares of Provident common stock held in the ESOP and 401(k) Plan count toward the requirements.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants and other equity grants subject to performance vesting are intended to qualify as performance-based compensation.

The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation Committee’s practice is to structure compensation programs offered to the named executive officers with a view towards maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including Provident’s tax position, the materiality of the payments and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

Compensation Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of Provident Financial Services, Inc.

Terence Gallagher, Chair

Thomas W. Berry

Thomas B. Hogan Jr.

Edward O’Donnell

Executive Compensation

The following table shows compensation paid or awarded with respect to our named executive officers during the years indicated. The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2013 compensation decisions for the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Christopher Martin	2013	608,846	495,432	236,524	642,925	40,410	132,482	2,156,619
Chairman, President and Chief Executive Officer	2012	559,423	446,921	183,875	553,308	52,284	100,132	1,895,943
	2011	529,423	332,500	249,500	348,899	86,194	75,086	1,621,602

Thomas M. Lyons	2013	349,308	157,494	—	223,995	8,573	73,584	812,954
Executive Vice President and Chief Financial Officer	2012	319,231	137,164	—	191,607	7,088	56,322	711,412
	2011	279,231	127,038	—	122,892	12,627	48,366	590,154

Donald W. Blum	2013	314,562	141,745	—	196,555	6,604	77,828	737,294
Executive Vice President and Chief Lending Officer	2012	295,846	134,054	—	177,236	4,312	59,229	670,677
	2011	287,846	125,302	—	113,763	7,439	52,055	586,405

John F. Kuntz	2013	312,700	140,847	—	200,315	6,297	76,144	736,303
Executive Vice President, General Counsel and Corporate Secretary	2012	299,644	140,065	—	179,631	4,467	57,247	681,054
	2011	281,241	151,540	—	123,550	7,720	49,799	613,850

James D. Nesci	2013	274,423	144,305	—	175,996	1,849	65,173	661,746
Executive Vice President and Chief Wealth Officer	2012	249,846	116,340	—	149,692	—	50,014	565,892
	2011	241,789	114,570	—	106,214	—	43,120	505,693

(1)	The amounts shown represent base salary earned during each fiscal year covered.
(2)	The amounts shown reflect the aggregate grant date fair value of time-vesting and performance-vesting awards computed in accordance with FASB ASC Topic 718. The grant date fair values of the performance-vesting awards are computed at Target performance achievement. The amounts shown computing the grant date fair values of the performance-vesting awards at Maximum performance achievement would be: $526,136; $183,750; $165,367; $164,316; and $144,380 for 2013 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively; $457,119; $147,004; $151,194; 147,791; and $127,060 for 2012 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively; and $520,000; $199,026; $209,285; $231,942; and $138,607 for 2011 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively.
(3)	The amounts shown reflect the grant date fair value of time-vesting and performance-vesting stock options computed in accordance with FASB ASC Topic 718 at Target performance achievement. The amounts shown computing the grant date fair value of the performance-vesting stock options at Maximum performance achievement would be: $297,521, $236,870, and $312,500 for Mr. Martin for 2013, 2012 and 2011, respectively.
(4)	The amounts shown reflect the payment made under each respective annual cash incentive plan.
(5)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer’s benefits under all defined benefit pension plans. No named executive officer received preferential or above-market earnings on deferred compensation.
(6)	The amounts in this column represent all other compensation not properly reported in other columns of the Summary Compensation Table including perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, car allowances, membership dues and other personal benefits), the value of cash dividend payments on unvested restricted stock awards, including accumulated dividends paid on performance-vesting awards that actually vested, employee benefits (employer cost of medical, dental, vision, life and disability insurance), and employer contributions to defined contribution plans (The Provident Bank 401(k) Plan, ESOP and the Non-Qualified Supplemental Defined Contribution Plan). Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables.

ALL OTHER COMPENSATION

Name	Year	Perquisites and Other Personal Benefits ($)	Dividends on Unvested Stock Awards ($)	Company Contribution on Employee Medical and Insurance Benefits ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Christopher Martin	2013	15,273	40,729	18,364	58,116	132,482
	2012	20,566	19,921	18,588	41,057	100,132
	2011	13,710	7,847	16,669	36,860	75,086
Thomas M. Lyons	2013	6,000	14,884	17,988	34,712	73,584
	2012	6,000	7,816	17,978	24,528	56,322
	2011	7,200	4,442	16,026	20,698	48,366
Donald W. Blum	2013	7,051	16,641	17,868	36,268	77,828
	2012	7,355	8,481	17,917	25,476	59,229
	2011	7,944	5,127	16,048	22,936	52,055
John F. Kuntz	2013	6,000	16,340	17,873	35,931	76,144
	2012	6,000	9,608	17,925	23,714	57,247
	2011	7,700	5,811	16,030	20,258	49,799
James D. Nesci	2013	9,600	14,133	17,727	23,713	65,173
	2012	9,600	3,759	19,080	17,575	50,014
	2011	10,800	2,798	19,053	10,469	43,120

PERQUISITES

Name	Year	Personal Use of Company Car/ Car Allowance ($) (7)	Club Dues ($)	Total Perquisites and Other Personal Benefits ($) (8)
Christopher Martin	2013	7,039	5,284	15,273
	2012	15,118	5,448	20,566
	2011	8,746	4,964	13,710
Thomas M. Lyons	2013	6,000	—	6,000
	2012	6,000	—	6,000
	2011	7,200	—	7,200
Donald W. Blum	2013	7,051	—	7,051
	2012	7,355	—	7,355
	2011	7,444	—	7,944
John F. Kuntz	2013	6,000	—	6,000
	2012	6,000	—	6,000
	2011	7,200	—	7,700
James D. Nesci	2013	9,600	—	9,600
	2012	9,600	—	9,600
	2011	10,800	—	10,800

(7)	For Messrs. Martin and Blum, the amount shown is the value attributable to personal use of a company-provided automobile calculated in accordance with Internal Revenue Service guidelines. For the other named executive officers, the amount reflects a monthly car allowance.
(8)	The amounts shown include the cost of an annual medical examination for Mr. Martin of $2,950 in 2013 and a ten-year service award of $500 made to Messrs. Blum and Kuntz in 2011.

Plan-Based Awards

The following table shows certain information as to grants of plan-based awards during 2013 made to the named executive officers. The awards granted on January 30, 2013 represent the cash incentive payments that could be earned based on performance under the 2013 Annual Cash Incentive Plan. The awards granted on February 19, 2013 are long-term equity incentive awards which are primarily two-year performance-vesting awards. The Compensation Discussion and Analysis contains information about cash- and equity-based incentive awards made to the named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2013

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Christopher Martin	1/30/2013	53,375	457,500	701,500
	2/19/2013				2,253	(2)	22,530	(2)	34,546	(2)					15.23	343,132
	2/19/2013				3,277	(3)	32,772	(3)	50,250	(3)					15.23	114,374
	2/19/2013										10,000	(4)			15.23	152,300
	2/19/2013												35,000	(5)	15.23	122,150
Thomas M. Lyons	1/30/2013	21,875	157,500	245,000
	2/19/2013				1,077	(2)	7,756	(2)	12,065	(2)					15.23	118,124
	2/19/2013										2,585	(4)			15.23	39,370
Donald W. Blum	1/30/2013	19,688	141,750	220,500
	2/19/2013				969	(2)	6,980	(2)	10,858	(2)					15.23	106,305
	2/19/2013										2,327	(4)			15.23	35,440
John F. Kuntz	1/30/2013	19,562	140,850	219,100
	2/19/2013				963	(2)	6,936	(2)	10,789	(2)					15.23	105,635
	2/19/2013										2,312	(4)			15.23	35,212
James D. Nesci	1/30/2013	17,187	123,750	192,500
	2/19/2013				846	(2)	6,094	(2)	9,480	(2)					15.23	92,812
	2/19/2013										3,381	(4)			15.23	51,493

(1)	The amounts shown assume achievement of 100% of individual goals and objectives. The range of estimated possible payouts reflects the full potential of the annual incentive payment if only one performance metric is achieved at Threshold level and if all performance metrics are achieved at Maximum level.
(2)	Represents the number of restricted stock awards that may vest if performance metrics are achieved over the two-year period 2013-2014 at the stated levels.
(3)	Represents the number of stock options that may vest if performance metrics are achieved over the two- year period 2013-2014 at the stated levels.
(4)	Represents the number of two-year time-vesting restricted stock awards granted. The amount also includes discretionary restricted stock awards. Mr. Martin was granted 3,000 one-year time-vesting and 7,000 three-year time-vesting stock awards and Mr. Nesci was granted 600 one-year time-vesting and 750 three-year time-vesting stock awards.
(5)	Represents the number of five-year time-vesting stock options granted.
(6)	The fair value of stock awards is based on the closing price on the grant date of $15.23 for the February 19, 2013 grants at the Target level. A Black-Scholes value of $3.49 was used to determine the fair value of stock options at the Target level.

Outstanding Equity Awards at Year End

The following table shows certain information about outstanding equity awards as of December 31, 2013 for our named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Christopher Martin	40,000	—		18.48	3/23/2016	18,383	355,160	55,496	1,072,183
	27,267	—		17.94	1/29/2017
	13,020	—		12.54	1/29/2018
	13,280	3,320		10.40	2/3/2019
	20,000	30,000		14.50	2/24/2021
	5,000	20,000		14.88	2/3/2022
	—	35,000		15.23	2/19/2023
	3,718	—		10.40	2/3/2019
	64,433	—		10.34	2/3/2020
			16,711	14.50	2/24/2021
			29,401	14.88	2/3/2022
			32,772	15.23	2/19/2023
Thomas M. Lyons	10,000	—		18.03	7/21/2015	5,873	113,466	18,978	366,655
	10,000	—		18.55	2/22/2016
	11,024	—		17.94	1/29/2017
	1,540	—		12.54	1/29/2018
	1,635	409		10.40	2/3/2019
	12,114	—		10.34	2/3/2020
Donald W. Blum	10,000	—		18.48	3/23/2016	5,546	107,149	19,195	370,847
	10,000	—		18.87	9/21/2016
	10,988	—		17.94	1/29/2017
	6,100	—		12.54	1/29/2018
	6,472	1,618		10.40	2/3/2019
	2,417	—		10.40	2/3/2019
	14,046	—		10.34	2/3/2020
John F. Kuntz	10,000	—		18.48	3/23/2016	6,140	118,625	18,761	362,463
	10,000	—		18.87	9/21/2016
	10,698	—		17.94	1/29/2017
	5,640	—		12.54	1/29/2018
	6,224	1,556		10.40	2/3/2019
	2,324	—		10.40	2/3/2019
	13,403	—		10.34	2/3/2020
James D. Nesci	15,000	—		10.27	5/7/2019	5,622	108,617	16,272	314,375
	11,598	—		10.34	2/3/2020

(1)	Amounts shown represent the number of stock options that may vest if performance metrics are achieved over the three-year period 2011-2013 and the two-year periods 2012-2014 and 2013-2014 at Target level.
(2)	Stock options generally expire 10 years after the grant date.

(3)	Amounts shown represent the number of time-vesting stock awards that were not vested at December 31, 2013.
(4)	Amounts shown are based on the fair market value of Provident common stock on December 31, 2013 of $19.32.
(5)	Amounts shown represent the number of stock awards that may vest if performance metrics are achieved over the three-year periods 2011-2013 and 2012-2014, and the two-year period 2013-2014 at Target level.

Option Exercises and Stock Vested

None of our named executive officers exercised stock options during the fiscal year ended December 31, 2013. The following table shows certain information about restricted stock awards that vested in 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher Martin	30,496	459,945
Thomas M. Lyons	11,837	178,529
Donald W. Blum	7,585	179,175
John F. Kuntz	10,639	191,195
James D. Nesci	6,007	141,576

(1)	The value realized on vesting represents the market value on the day the stock vested.

Pension Benefits

We maintain a noncontributory defined benefit pension plan, which covers full-time employees hired prior to April 1, 2003, the date on which the pension plan was frozen. All participants in the pension plan are 100% vested.

Pension plan participants generally become entitled to retirement benefits upon their later attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level, plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Vested retirement benefits generally are paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If an early retirement election is made by a participant, retirement benefits will begin on the first day of any month during the ten-year period preceding the participant’s normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be reduced 3% per year for the first five years prior to age 65 and 5% per year thereafter to age 55. However, if a participant elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. Any participant who terminated employment prior to January 1, 2002, will receive an early pension benefit equal to the actuarial equivalent of the annual amount of the normal pension that would otherwise have been payable to the participant had he or she not elected to receive an early pension. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The table below shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plans determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2013

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Christopher Martin	The First Sentinel Pension Plan	29	378,277	—
Thomas M. Lyons	The First Sentinel Pension Plan	14	38,511	—
Donald W. Blum	The Provident Bank Pension Plan	12	31,193	—
John F. Kuntz	The Provident Bank Pension Plan	12	33,842	—
James D. Nesci	None applicable	—	—	—

(1)	The amounts shown are determined based on the measurement date of December 31, 2013. For the discount rate and other assumptions used, please refer to note 11 in the audited financial statements included in the Annual Report on Form 10-K.

Non-Qualified Deferred Compensation

The following table shows certain information about the participation by each named executive officer under our nonqualified defined contribution plan at and for the year ended December 31, 2013.

NON-QUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED

DECEMBER 31, 2013

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Christopher Martin	—	30,124	18,265	—	459,706
Thomas M. Lyons	—	8,143	1,818	—	17,128
Donald W. Blum	—	5,143	1,330	—	16,509
John F. Kuntz	—	5,037	1,276	—	15,249
James D. Nesci	—	2,040	412	—	2,452

(1)	The amounts shown represent the estimated 2013 Non-Qualified Supplemental Defined Contribution Plan contribution for 2013. The portion of the contribution attributable to the ESOP is based on the fair market value of Provident common stock on December 31, 2013 of $19.32. These contributions are included in the Summary Compensation Table in the column “All Other Compensation.”
(2)	The amounts shown represent interest and dividends credited under the Non-Qualified Supplemental Defined Contribution Plan, and for Mr. Martin the amount includes interest and dividends on his balance in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include appreciation in the value of the phantom shares attributable to the ESOP portion of the supplemental benefit as the fair market value of Provident common stock at December 31, 2012 was $14.92 compared to $19.32 at December 31, 2013. The interest and dividends are not included in the Summary Compensation Table because they were not “above market.”
(3)

For Mr. Martin the amount shown includes a balance of $353,809 in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include contributions that were previously included in the Summary Compensation Table in the column “All Other Compensation” of $20,350, $4,595, $3,065, $3,334 and $307

for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively for 2012; and $17,958, $2,356, $2,801 and $2,482 for Messrs. Martin, Lyons, Blum and Kuntz, respectively for 2011. No contribution was made in 2011 for Mr. Nesci.

We maintain a Non-Qualified Supplemental Defined Contribution Plan (the “Supplemental Plan”), which is a non-qualified plan that provides additional benefits to certain executives whose benefits under the 401(k) Plan and ESOP are limited by tax law limitations applicable to tax-qualified plans. The Supplemental Plan requires a contribution for each participant who also participates in the 401(k) Plan and ESOP equal to the amount that would have been contributed under the terms of the of the 401(k) Plan and ESOP but for the tax law limitations, less the amount actually contributed under the 401(k) Plan and ESOP. The Supplemental Plan provides for a phantom stock allocation for qualified contributions that may not be accrued in the qualified ESOP and for matching contributions that may not be accrued in the qualified 401(k) Plan due to tax law limitations. Vesting of these supplemental benefits is subject to the same terms and conditions as the benefits provided under the 401(k) Plan and ESOP. The 401(k) portion of the benefit under the Supplemental Plan is credited with interest at an annual rate equal to the bond-equivalent yield on United States Treasury Securities adjusted to a constant maturity of ten years. The ESOP portion of the benefit under the Supplemental Plan is credited with dividends payable on Provident common stock.

Benefits payable under the Supplemental Plan are payable to the participant in a lump sum during the calendar year immediately following the calendar year of the earliest to occur of: (i) separation from service; (ii) disability; or (iii) death of the participant. The 401(k) portion of the benefit under the Supplemental Plan is paid in cash and the ESOP portion of the benefit is paid in Provident common stock unless the committee administering the Supplemental Plan determines in its sole discretion to pay it in cash.

Potential Payments Upon Termination or Change in Control

Provident has entered into an employment agreement and a three-year change in control agreement with Mr. Martin and three-year change in control agreements with Messrs. Blum, Kuntz and Lyons and a two-year change in control agreement with Mr. Nesci. The following tables reflect the amount of compensation and benefits payable to each of the named executive officers of Provident at December 31, 2013 pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreement and the change in control agreements. The amount of compensation and benefits payable to each named executive officer upon an involuntary or good reason not-for-cause termination, termination following a change in control and in the event of disability (with respect to Mr. Martin’s employment agreement) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2013, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his termination. The amounts shown relating to unvested options and stock awards are based on the fair market value per share of our common stock on December 31, 2013 of $19.32 per share. Using that fair market value, only certain unvested stock options had value at December 31, 2013. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident. The amounts shown on the following tables do not take into account any reductions that may be required in order to comply with Internal Revenue Code Section 280G cutback provisions in each of the named executive officers’ agreements. There is no such cutback provision in Mr. Martin’s agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF

DECEMBER 31, 2013

	Employment Agreement	Employment Agreement	Change in Control Agreement
Christopher Martin			After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($) (1)	Disability ($) (2)	Termination w/o Cause or for Good Reason ($)
Salary	610,000	457,500	1,830,000
Incentive/Bonus	642,925	—	1,928,775

Total Cash Payments	1,252,925	457,500	3,758,775

Medical	21,065	21,065	63,196
Dental	610	610	1,830
Life Insurance	1,166	1,166	3,497
Long-Term Disability	692	692	2,075
Vision	129	129	386

Total Benefits	23,661	23,661	70,984

Total Cash & Benefits	1,276,586	481,161	3,829,759
Value Unvested Options	—	751,285	751,285
Value Unvested Awards	—	1,427,342	1,427,342

TOTAL	1,276,586	2,659,788	6,008,386

(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.
(2)	Represents 75% of base salary over a 12-month period along with 12 months of benefit payments. Payments will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment by another employer; (iii) attaining the age of 65; or (iv) the executive’s death.

Thomas M. Lyons	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	1,050,000
Incentive/Bonus	671,985

Total Cash Payments	1,721,985

Medical	42,131
Dental	2,482
Life Insurance	1,339
Long-Term Disability	1,383
Vision	398

Total Benefits	47,733

Total Cash & Benefits	1,769,718
Value Unvested Options	3,648
Value Unvested Awards	480,121

TOTAL	2,253,487

Donald W. Blum	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	945,000
Incentive/Bonus	589,665

Total Cash Payments	1,534,665

Medical	42,131
Dental	3,446
Life Insurance	1,206
Long-Term Disability	1,383
Vision	398

Total Benefits	48,564

Total Cash & Benefits	1,583,229
Value Unvested Options	14,433
Value Unvested Awards	477,996

TOTAL	2,075,658

John F. Kuntz	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	939,000
Incentive/Bonus	600,945

Total Cash Payments	1,539,945

Medical	42,131
Dental	3,446
Life Insurance	1,194
Long-Term Disability	1,383
Vision	398

Total Benefits	48,552

Total Cash & Benefits	1,588,497
Value Unvested Options	13,880
Value Unvested Awards	481,087

TOTAL	2,083,464

James D. Nesci	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	550,000
Incentive/Bonus	351,992

Total Cash Payments	901,992

Medical	42,131
Dental	3,446
Life Insurance	1,049
Long-Term Disability	1,383
Vision	257

Total Benefits	48,266

Total Cash & Benefits	950,258
Value Unvested Options	—
Value Unvested Awards	422,992

TOTAL	1,373,250

Director Compensation

Elements of Director Compensation

Director Fees

Director compensation discussed under this caption “Director Compensation” is paid to our non-management directors only. Mr. Martin receives no director compensation for his service on the board of directors.

Our board of directors establishes director compensation based on the recommendation of the Compensation Committee. Periodically, the Compensation Committee will engage the services of a third party and will consult external surveys to assist it in a review of director compensation.

Commencing in 2013, we paid annual director fees based on a fiscal year covering the period starting May 1 and ending on April 30 and we eliminated meeting fees. The current director fee schedule is as follows:

Board Annual Retainer	$50,000
Lead Director Annual Retainer	$20,000
Committee Annual Retainers

$27,500 for Audit and Compensation Committee Chairs

$15,000 for each member of the Audit and Compensation Committees

$20,000 for Governance/Nominating and Risk Committee Chairs

$10,000 for each member of the Governance/Nominating and Risk Committees

Annual Equity Grant	Shares equivalent to $90,000 based on the grant date price with immediate vesting

For the stub period covering January 1, 2013 to May 1, 2013 we paid meeting fees for attendance at board and committee meetings (no meeting fees were paid to the Audit Committee members who received a pro rata portion of their retainer) based on the following schedule:

Board Meeting Fee	$1,250 per meeting
Committee Meeting Fee for: Compensation Committee Governance/Nominating Committee Risk Committee	$2,000 for Chair per meeting $1,000 for each member per meeting

Director Benefits

The Provident Bank makes available to each director an annual medical examination under an arrangement with a designated service provider. A director may also enroll in the health, dental and vision plans generally made available to The Provident Bank’s employees, so long as the director pays the entire cost of the coverage.

Retirement Plan for the Board of Directors of The Provident Bank

The Retirement Plan for the Board of Directors of The Provident Bank was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. For directors having ten or more years of service as of December 31, 2006 (includes three current directors), the plan provides cash payments for up to ten years based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the normal retirement age as defined in the plan with at least ten years of service on the board is 40 quarterly payments of $1,250. We may suspend payments under this plan if The Provident Bank fails to meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him or her within 60 days of a change in control.

Voluntary Fee Deferral Plans

Our directors may elect to defer the receipt of all or a portion of the cash compensation paid to them for service on the board of directors. Elections to defer fees and the scheduled distribution of amounts deferred and earnings on those amounts shall comply with the requirements of Section 409A of the Internal Revenue Code. Deferred fees are credited to a memorandum account established for the benefit of each participant, and credited amounts currently earn interest at the prevailing prime rate.

In connection with the acquisition of First Sentinel Bancorp, Inc., Provident assumed the First Savings Bank Directors’ Deferred Fee Plan, which was frozen prior to the completion of the acquisition. This plan will be paid out in accordance with the provisions of its governing documents.

The following table sets forth for the year ended December 31, 2013 certain information as to total remuneration paid to directors who served on the board of directors in 2013 other than Mr. Martin, who is not paid director fees. Compensation paid to Mr. Martin is included in “Executive Compensation—Summary Compensation Table.”

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
Thomas W. Berry	86,750	90,005	—	—	540	177,295
Laura L. Brooks	93,250	90,005	—	—	540	183,795
Geoffrey M. Connor	65,500	90,005	—	4,444	540	160,489
Frank L. Fekete	96,250	90,005	—	2,421	540	189,216
Terence Gallagher	92,125	90,005	—	—	540	182,670
Matthew K. Harding	72,500	90,005	—	—	645	163,150
Carlos Hernandez	65,250	90,005	—	2,741	540	158,536
Thomas B. Hogan Jr.	95,675	90,005	—	—	3,490	189,170
Katharine Laud (4)	71,250	90,005	—	—	540	161,795
Edward O’Donnell	94,250	90,005	—	4,140	540	188,935
Jeffries Shein	77,000	90,005	—	21,405	540	188,950

(1)	The amounts shown reflect the aggregate grant date fair value of the restricted stock award made to each non-management director based on the closing price of the stock on the grant date and computed in accordance with FASB ASC Topic 718. These restricted stock awards were made on May 1, 2013 and vested immediately.
(2)	The amounts shown represent the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of The Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. Messrs. Connor, Fekete and Hernandez have benefits under this plan. The amounts shown also include interest earned on deferred director fees of $1,036, $4,140 and $21,405 for Messrs. Connor, O’Donnell and Shein, respectively.
(3)	The amounts shown include dividend payments made to each director on unvested restricted stock awards made in 2012 that vested in 2013, and for Mr. Hogan the amount includes the cost of an annual medical examination.
(4)	Ms. Laud served on the board of directors until February 21, 2014.

The aggregate total stock option grants to directors are shown below:

Name	Grant Date	Expiration Date	Stock Options (#)	Exercise Price ($)	Grant Date Fair Value ($) (1)	Outstanding Unexercised Stock Options as of December 31, 2013 (#)
Thomas W. Berry	2/22/06	2/22/16	7,000	18.55	31,150
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000
Laura L. Brooks	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	15,000
Geoffrey M. Connor	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	7,000
Frank L. Fekete	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	7,000
Carlos Hernandez	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	7,000
Katharine Laud	1/29/08	1/29/18	8,000	12.54	25,280	4,800
Edward O’Donnell	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	7,000
Jeffries Shein	2/22/06	2/22/16	7,000	18.55	31,150
	1/29/07	1/29/17	7,000	17.94	27,090	14,000

(1)	The amounts shown reflect the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Messrs. Gallagher, Harding and Hogan have not been granted stock options.

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes our executive compensation program and the compensation decisions made by our Compensation Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “named executive officers”). At the 2011 Annual Meeting of Stockholders, our board of directors recommended, and the stockholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, we determined to hold an annual advisory vote on executive compensation until the next required stockholder vote relating to the frequency of stockholder voting on executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, the board of directors is requesting stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Provident Financial Services, Inc. (“Provident”) approve the compensation paid to Provident’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of its executives with its stockholders. Our board of directors believes that the link between compensation and the achievement of its long- and short-term business goals has helped our company’s financial performance over time, while not encouraging excessive risk-taking by management.

For these reasons, the board of directors is recommending that stockholders vote “FOR” this proposal. While this advisory vote is non-binding, the Compensation Committee and the board of directors value the views of the stockholders and will consider the outcome of this vote in future executive compensation decisions.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO PROVIDENT’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED LONG-TERM EQUITY INCENTIVE PLAN

Our board of directors has determined to amend and restate the 2008 Long-Term Equity Incentive Plan (the “Equity Incentive Plan”), which was approved by stockholders at the Company’s 2008 Annual Meeting. The purpose of the Equity Incentive Plan is to provide our key employees and directors with additional incentive to achieve the Provident’s performance objectives. The primary purpose of amending and restating the Equity Incentive Plan is to increase the number of shares that can be granted as restricted stock awards or restricted stock units. However, the total number of shares that are reserved for issuance under the Equity Incentive Plan is not being increased. We believe that having more shares available for awards as restricted stock and restricted stock units is appropriate, due to share utilization trends where full-value awards are more prevalent than awards of stock options or stock appreciation rights.

The following is a summary of the material features of the amended and restated Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the amended and restated Equity Incentive Plan attached hereto as Appendix A.

Shares Subject to the Equity Incentive Plan

As initially approved by stockholders in 2008, the number of shares of common stock reserved for issuance under the 2008 Long-Term Equity Incentive Plan was equal to:

•	2,481,382 shares, of which 1,850,000 shares could be granted as restricted stock awards or restricted stock units; plus

•

up to 4,824,420 shares of common stock subject to then outstanding awards granted under prior equity plans, but that may have been subsequently forfeited or that subsequently expired unexercised. Of these shares, 4,464,782 shares were subject to outstanding option awards, and 359,638 shares were subject to outstanding restricted stock awards.

As of March 12, 2014, the Equity Incentive Plan had 3,501,095 shares remaining available for granting as stock options, and 185,415 shares remaining available for granting as restricted stock awards or restricted stock units, for a total of 3,686,510 shares. There are 850,969 shares subject to currently outstanding and unvested restricted stock awards and 1,382,378 shares subject to outstanding and unexercised stock options.

In connection with the amendment and restatement of the Equity Incentive Plan, we are proposing to increase the number of shares that can be granted as restricted stock awards or restricted stock units from the currently available 185,415 shares, to 2,100,000 shares. The total number of shares that are available for issuance under the Equity Incentive Plan will not increase.

The shares of common stock with respect to which awards may be made under the Equity Incentive Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by Provident in the open market or in private transactions.

Eligibility

Employees and outside directors of Provident and its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employee directors may not be granted incentive stock options. Non-employee directors may receive in the aggregate up to 20% of the shares reserved for issuance under the Equity Incentive Plan.

Administration of the Equity Incentive Plan

The Equity Incentive Plan will be administered by the Compensation Committee of the board of directors (the “Committee”). The Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan. The Equity Incentive Plan also permits the board of directors or the Committee to delegate to one or more officers of Provident the Committee’s power to (i) designate officers and employees who will receive awards, and (ii) determine the number of awards to be received by them.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan. Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights, restricted stock units or restricted stock awards, as follows. Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award.

Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the Equity Incentive Plan means the final sales price of our common stock as reported on the New York Stock Exchange on the date the option is granted, or if our common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which our common stock was traded, and without regard to after-hours trading activity.

Stock options are either “incentive” stock options or “non-statutory” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (i) either in cash or with common stock of Provident which was owned by the participant for at least six months prior to delivery; or (ii) by reduction in the number of shares deliverable pursuant to the stock option; (iii) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price of the stock option; or (iv) subject to a “cashless exercise” through a third party. Cash may be paid in lieu of any fractional shares under the Equity Incentive Plan. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

Stock Appreciation Rights. Stock appreciation rights give the recipient the right to receive a payment in cash, our common stock, or a combination thereof, of an amount equal to the excess of the fair market value of a specified number of shares of our common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement.

Restricted Stock Awards. Stock awards under the Equity Incentive Plan will be granted only in whole shares of our common stock. Stock awards will be subject to conditions established by the Committee which are set forth in the award agreement, and which may include the achievement of one or more performance measures. Any stock award granted under the Equity Incentive Plan will be subject to vesting as determined by the Committee. Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock. Notwithstanding the preceding sentence, no dividends or distributions will be paid if the awards are subject to performance-based vesting conditions unless and until the award becomes vested.

Restricted Stock Units. Restricted stock units give the recipient the right to receive a payment in cash, our common stock, or a combination thereof, of an amount equal to the fair market value of a specified number of shares of our common stock on the date of the exercise of the restricted stock unit award as set forth in the recipient’s award agreement. Restricted stock units under the Equity Incentive Plan will be granted only in whole shares of common stock. The value of each restricted stock unit will be credited with deemed dividends at the same time and same manner as dividends are paid on shares of our common stock. Any restricted stock unit granted under the Equity Incentive Plan will be subject to vesting as determined by the Committee. Restricted stock units are not entitled to voting rights.

Prohibition Against Option Repricing

The Plan provides that neither the Committee nor the board of directors is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or stock appreciation right previously granted.

Prohibition on Transfer

Generally, all awards, except non-statutory stock options, granted under the Equity Incentive Plan will be nontransferable except by will or in accordance with the laws of intestate succession. Stock awards and restricted stock units may be transferable pursuant to a qualified domestic relations order. At the Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Internal Revenue Code and the Securities Exchange Act of 1934. During the life of the participant, awards can only be exercised by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Equity Incentive Plan upon the participant’s death.

Limitation on Awards Under The Equity Incentive Plan

The following limits apply to awards under the Equity Incentive Plan:

•

the maximum number of shares of stock that may be covered by options or stock appreciation rights that are intended to be “performance-based compensation” under a grant to any one participant in any one calendar year is 250,000 shares;

•

the maximum number of shares of stock that may be stock awards or restricted stock units that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is 75,000 shares; and

•

the maximum amount of cash settled stock appreciation rights or cash settled restricted stock units that are intended to be “performance-based compensation” payable to any one participant with respect to any calendar year shall equal $1,500,000.

Adjustments for Corporate Transactions

In the event of a corporate transaction in which shares of common stock are changed into or exchanged for a different number of kind of shares or other securities of Provident on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by Provident, the number and kinds of shares for which grants may be made under the Equity Incentive Plan shall be adjusted proportionately. In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding stock options shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of the stock option outstanding.

Performance Features

Section 162(m) of the Internal Revenue Code. A federal income tax deduction for Provident will generally be unavailable for annual compensation in excess of $1 million paid to the chief executive officer and the other executive officers named in the summary compensation table other than the chief financial officer (“covered employees”). However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. The Equity Incentive Plan is designed so that stock options will be considered performance-based compensation. The Committee may designate whether any stock appreciation rights, stock awards, or restricted stock units being granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Internal Revenue Code. Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: earnings; financial return ratios; capital; increase in revenue; operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income; operating income or net income; debt load reduction; expense management; economic value added; stock price; assets; asset quality level; charge offs; loan reserves; non-performing assets; loans; deposits; growth of loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; administrative expenses; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific targets, such as business expansion goals and goals relating to acquisitions or divestitures.

Performance measures may be based on the performance of Provident as a whole or of any one or more subsidiaries or business units of Provident or a subsidiary and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be “performance-based compensation” and the establishment of any performance based measures shall be made during the period required by section 162(m) of the Internal Revenue Code.

Vesting of Awards

If the right to become vested in an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with Provident or its subsidiaries, without the achievement of performance measures or objectives, then unless otherwise determined by the Committee and evidenced in an award agreement, the required period of service for full vesting shall not be less than three years for an employee, and not less than one year for a director, subject in either case to acceleration in the event of death, disability, retirement, involuntary termination of employment of service following a change in control, or other enumerated events.

Change in Control

Outstanding options and stock appreciation rights held by a participant will become fully exercisable and all stock awards or restricted stock units shall be fully earned and vested upon an involuntary termination of employment following a change in control. For the purposes of the Equity Incentive Plan, a change in control occurs when: (a) stockholders approve a plan of reorganization, merger, consolidation or similar transaction, other than a transaction after which at least 51% of the equity ownership or voting interests resulting from such transaction are held by persons who immediately prior to such transaction held at least 51% of the equity or voting interests of Provident; (b) any person acquires beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Provident representing 20% or more of the combined voting power of Provident’s then outstanding voting securities, or stockholder approval of a transaction that would result in such ownership; (c) a complete liquidation of Provident or the Bank, or stockholder approval of a plan of liquidation or dissolution; or (d) the Incumbent Directors (as defined in the Equity Incentive Plan) cease, for any reason, to constitute a majority of the Whole Board (as defined in the Equity Incentive Plan). In the event of a change in control, any performance measure attached to an award under the Equity Incentive Plan shall be deemed satisfied as of the date of the change in control.

Amendment and Termination

The board of directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, other than as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The board of directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the original number of securities which may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan without the approval of stockholders.

Duration of Plan

The amended and restated Equity Incentive Plan will become effective upon stockholder approval at this Annual Meeting. The Equity Incentive Plan will terminate in 10 years or, if sooner, when all shares reserved under the Equity Incentive Plan have been issued. At any time, the board of directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Statutory Stock Options. The grant of a non-statutory option will not result in taxable income to the participant. A participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and Provident will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of Provident or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and Provident will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, the excess will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the cash received or the fair market value of shares received will be taxable to the participant as ordinary income and Provident will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock Awards. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Provident will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and Provident will be entitled to a corresponding deduction.

Restricted Stock Units. A participant who has been granted restricted stock units will not realize taxable income at the time of grant, provided that that the grant does not allow the participant to demand payment for the shares until after a specified period of time. At the time the participant is entitled to demand payment, the participant will realize ordinary income in an amount equal to the then fair market value of the restricted stock units and Provident will be entitled to a corresponding deduction. If the restricted stock units are settled in stock, any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery. Deemed dividends paid to the participant during the restriction period will also be treated as compensation income to the participant at the time the participant is permitted to demand payment and Provident will be entitled to a corresponding deduction, at the same time and manner as income tax is recognized on the underlying restricted stock unit.

Withholding of Taxes. Provident may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to Provident to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude a deduction by Provident.

Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits Provident’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for covered employees. Restricted stock awards and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. Performance-based compensation that meets the requirements of Section 162(m) (“qualified performance-based compensation”) is not subject to this limit and is fully deductible by Provident. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Stock options available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Restricted stock awards or restricted stock units that vest upon the attainment of performance measurements may also qualify as qualified performance-based compensation. Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. Provident suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Provident is required to recognize compensation expense on its income statement over the requisite service period based on the grant date fair value of options and other equity-based compensation (such as restricted stock, restricted stock units and stock appreciation rights).

Awards to be Granted

At the present time, no specific determination has been made as to specific grants of awards under the Equity Incentive Plan.

Required Vote and Recommendation of the Board

In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of the majority of the shares present and voting, without regard to broker non-votes or proxies marked “ABSTAIN.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED LONG-TERM EQUITY INCENTIVE PLAN.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2013 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2014, subject to the ratification by our stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting, and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by our Bylaws or otherwise. However, our board of directors is submitting the appointment of our independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, our Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees. The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of the annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $788,500 and $793,500 during the fiscal years ended December 31, 2013 and 2012, respectively.

Audit-Related Fees. The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above, were $108,000 during each of the fiscal years ended December 31, 2013 and 2012. These services included audits of our employee benefit plans.

Tax Fees. No fees were billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2013 and 2012, as the Audit Committee has a policy that the independent registered public accounting firm shall not perform the preparation and filing of our corporate tax returns, tax compliance and other tax-related services.

All Other Fees. No fees were billed to Provident for other permissible services rendered by KPMG LLP during each of the fiscal years ended December 31, 2013 and 2012.

Pre-Approval Policy. Our Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and audit-related services up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SUBMISSION OF STOCKHOLDER PROPOSALS

To be eligible for inclusion in the proxy materials for next year’s Annual Meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our executive office at 239 Washington Street, Jersey City, New Jersey 07302, no later than November 14, 2014. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to our board of directors to be brought before an Annual Meeting of stockholders. For a stockholder to properly bring business before an Annual Meeting, the stockholder must give written notice to the Corporate Secretary of Provident not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting, or by no later than November 14, 2014 for next year’s Annual Meeting of stockholders; provided, however, that if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned; describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Provident to include in its proxy statement and proxy relating to an Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

As of the date of this Proxy Statement, our board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.

AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2013, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com.

THE CHARTERS OF OUR AUDIT, COMPENSATION, GOVERNANCE/NOMINATING AND RISK COMMITTEES OF THE BOARD OF DIRECTORS, OUR CORPORATE GOVERNANCE PRINCIPLES, CODE OF BUSINESS CONDUCT AND ETHICS AND INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302.

Appendix A

PROVIDENT FINANCIAL SERVICES, INC.

AMENDED AND RESTATED

LONG-TERM EQUITY INCENTIVE PLAN

ARTICLE 1—GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this Amended and Restated Long-Term Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Provident Financial Services, Inc. (the “Company”), and its Subsidiaries, including The Provident Bank (the “Bank”), by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders.

The “Effective Date” of the Plan is the date the Plan is approved by the Company’s stockholders. The Plan initially became effective on April 23, 2008 (“Initial Effective Date”) and was to remain in effect for ten years thereafter, unless sooner terminated by the Company’s Board of Directors (the “Board”). The Plan, as amended and restated, is being submitted to stockholders, and is expected to be approved at the Company’s 2014 annual shareholder meeting (“Restatement Effective Date”), in order to (i) reserve additional shares of common stock under the Plan for issuance as restricted stock awards or restricted stock units from the Plan’s existing share pool; (ii) extend the term of the Plan for ten (10) years from the date of the Restatement Effective Date; and (iii) update the Plan with certain terms, conditions and features.

The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the day before the ten-year anniversary of the Restatement Effective Date.

Section 1.2 Administration. The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 6.1.

Section 1.3 Participation. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards under the Plan shall be limited to Employees and Directors of the Company or any Subsidiary; provided, however, that an award (other than an award of an incentive stock option) may be granted to an individual prior to the date on which he or she first performs services as an Employee or a Director, provided that such award does not become vested prior to the date such individual commences such services.

Section 1.4 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan.

ARTICLE 2—DEFINED TERMS; CONSTRUCTION

Section 2.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.

(c) “Board” means the Board of Directors of the Company.

(d) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this paragraph, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

(e) “Change in Control” has the meaning ascribed to it in Section 5.2.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(g) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(h) “Committee” means the Committee acting under Article 6.

(i) “Covered Employee” means any key Employee who is or may become a “Covered Employee” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the performance period or (b) twenty-five percent (25%) of the performance period has elapsed, as a “Covered Employee” under this Plan for such applicable performance period.

(j) “Director” means a member of the Board of Directors of the Company or a Subsidiary, and also includes advisory directors and directors emeritus.

(k) “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(l) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” or “Disabled” means that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(p) “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 3.2.

(q) “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III) if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422. For purposes of the exercise of an option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(r) Following a Change in Control, a termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to a Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control, (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(s) “Incumbent Directors” means:

(I) the individuals who, on the date hereof, constitute the Board; and

(II) any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(t) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(u) “ISO” has the meaning ascribed to it in Section 3.1(a).

(v) “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.

(w) “Retirement” means retirement from employment as an Employee or Service as a Director on or after the occurrence of any of the following:

(I) with respect to an Employee, attainment of age 65 with the completion of 5 years of continuous Service;

(II) with respect to a Director, attainment of age 72.

Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously.

(x) “SAR” has the meaning ascribed to it in Section 3.1(b).

(y) “SEC” means the Securities and Exchange Commission.

(z) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(aa) “Service” means service as an Employee, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(bb) “Stock” means the common stock of the Company, $0.01 par value per share.

(cc) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(dd) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services. The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that such leave does not exceed 90 day as, or if longer, as long as the Employee’s right to reemployment is guaranteed either by statute or contract.

(III) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(IV) Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section “(dd)”,the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A.

(V) With respect to a Participant Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

(ee) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(ff) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

(gg) “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

Section 2.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day mean New Jersey time;

(f) “including” means “including, but not limited to”;

(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

ARTICLE 3—AWARDS

Section 3.1 General. Any award under the Plan may be granted singularly or in combination with another award (or awards). Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement. Subject to the provisions of Section 3.7, an award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of awards that may be granted under the Plan include:

(a) Stock Options. A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any stock option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a non-qualified option that is not intended to be an ISO, provided, however, that no ISOs may be: (i) granted after the ten-year anniversary of the Effective Date; or (ii) granted to a non-Employee. Unless otherwise specified in the Award Agreement or prohibited by statute, an option awarded to an Employee shall be an ISO. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a non-qualified option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A). Grants of stock options do not include any dividend equivalent rights.

(b) Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, shares of Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee in accordance with Section 3.2 hereof. Grants of SARs do not include any dividend equivalent rights.

(c) Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Stock, for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance measures.

(d) Restricted Stock Unit Awards. A Restricted Stock Unit means a grant denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.

Section 3.2 Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the Award Agreement. In no event, however, shall a stock option or SAR be exercised later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each stock option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an Employee or Director of an acquired entity. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the stock option (and if applicable, any minimum required tax withholding); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee; or (f) by any combination thereof. The total number of shares that may be acquired upon the exercise of an option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share. Applicable tax withholding shall be deducted in accordance with Section 8.8.

Section 3.3. Restricted Stock Awards and Restricted Stock Unit Awards.

(a) General. Each Restricted Stock Award and Restricted Stock Unit Award shall be evidenced by an Award Agreement, which shall: (a) specify the number of shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award; (b) specify the date of grant of the Restricted Stock Award or Restricted Stock Unit Award; (c) specify the vesting period, and (d) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares of Stock are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units or the effect of termination of a Participant’s employment or Service with the Company.

All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by or on behalf of the Committee, together with a stock power executed by the Participant in favor of the Committee as may be required by the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or (y) registered in the name of, and delivered to, the Participant or held in street name (book form). To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an Award Agreement between Provident Financial Services, Inc. and [Name of Participant] dated [Date], made pursuant to the terms of the Provident

Financial Services Amended and Restated Long-Term Equity Incentive Plan, copies of which are on file at the executive offices of Provident Financial Services, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and/or the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of this Plan as certificated shares, including the restrictions on transferability, and the provision of a stock power executed by the Participant in favor of the Company as may be required by the Committee, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. Restricted Stock Unit Awards shall be paid in cash, shares of Stock or a combination of cash and shares of Stock as the Committee, in its sole discretion, shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of stated performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

The Committee may, in connection with the grant of Restricted Stock Units, designate them as “performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more stated performance measures. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(b) Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, but otherwise whether or not in cash, shall be immediately distributed to the Participant. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of a Restricted Stock Award, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock Award vests. Notwithstanding the foregoing, no dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award. Upon the vesting of a performance-based Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend

Equivalent Rights may be paid on Restricted Stock Units. If a Restricted Stock Unit is intended to be performance-based in accordance with Code Section 162(m), payment of Dividend Equivalent Rights to the Award recipient will be conditioned on the satisfaction of the performance criteria. In such case, the Dividend Equivalent Right shall be paid at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.

(c) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and such voting rights shall be exercised by the Participant in his or her discretion. Restricted Stock Units are not entitled to vote any shares of Stock.

(d) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election, or other offer made to or elections made by the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 3.4 Performance-Based Compensation. The vesting of any Restricted Stock Award or Restricted Stock Unit Award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) with respect to any Covered Employee shall be conditioned on the achievement of one or more objective performance measures set forth below, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any award and the establishment of performance measures that are intended to be performance-based compensation within the meaning of Code Section 162(m) shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m). At the discretion of the Committee, the vesting of any Stock Option also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options. Notwithstanding anything herein to the contrary, in the discretion of the Committee, Awards that do not comply with the requirements of Code Section 162(m) may be granted to Covered Employees and/or to persons other than Covered Employees.

(a) Performance Measures. Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); capital; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives, such as meeting specific cost, revenue or other targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b) Partial Achievement. The terms of any award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 4.3.

(c) Adjustments. Pursuant to this Section 3.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation within the meaning of Code Section 162(m) for a Covered Employee, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). Subject to the foregoing sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate, provided, that no Award intended to be subject to Code Section 162(m) is enhanced as a result of a modified performance measure. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(d) Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain performance-based Restricted Stock Unit Awards and/or performance-based Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, the Bank, and any of their affiliates and/or subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards Agreements and may reflect distinctions based on the reason for termination. Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability). Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.

Section 3.5 Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. If the right to become vested in an award under the Plan (including the right to exercise an option) is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then, unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of service for full vesting shall be three (3) years (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement, or Involuntary Termination of Employment following a Change in Control); provided, however, that unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of service for full vesting with respect to an award granted to Directors shall be one (1) year (subject to acceleration in such similar events as applied to Employee Participants, and providing that service as a director emeritus shall constitute service for purposes of vesting).

Section 3.6 Deferred Compensation. If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 3.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 3.7 Prohibition Against Option Repricing. Except for adjustments pursuant to Section 4.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a stock option or SAR previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Section 3.8. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or this Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless the Committee shall specifically state otherwise at the time an Award is granted, all Awards to an Employee or Director shall vest immediately upon such individual’s death, Disability or Retirement. Unless otherwise provided in an Award Agreement, the following provisions shall apply to each award granted under this Plan:

(a) Upon the Termination of Service for any reason other than due to Disability, Retirement, death or Termination for Cause, stock options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and stock options and SARs may be exercised only for a period of three months following termination, and any shares of Restricted Stock or Restricted Stock Units that have not vested as of the date of termination shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all stock options, SARs and Restricted Stock Awards granted to a Participant under the Plan that have not been exercised and all Restricted Stock Awards or Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c) Upon the Termination of Service for reason of Disability, Retirement or death, all stock options and SARs shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested, at the date of Termination of Service, and options and SARs may be exercised for a period of one year following Termination of Service due to death or Disability or the remaining unexpired term of the stock option, if less; provided, however, that no option shall be eligible for treatment as an ISO in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain ISO treatment for options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of employment. In the event of Termination of Service due to Retirement, a Participant’s vested stock options shall be exercisable for one year following Termination of Service, provided that no stock option shall be eligible for treatment as an ISO in the event such stock option is exercised more than three months following Termination of Service due to Retirement and any stock option, Restricted Stock Award are Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(d) Notwithstanding anything herein to the contrary, no stock option shall be exercisable beyond the last day of the original term of such stock option.

(e) The effect of a Change in Control on the vesting/exercisability of stock options, SARs, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 5 hereof.

ARTICLE 4—SHARES SUBJECT TO PLAN

Section 4.1 Available Shares. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company , including shares purchased in the open market or in private transactions.

Section 4.2 Share Limitations.

(a) Share Reserve. As initially adopted, the Plan authorized a total of 2,481,382 Shares for issuance (subject to adjustment in the following provisions of this Article), all of which may be granted as stock options or SARs (and all of which may be granted as ISOs), but the maximum number of Shares that may be issued as Restricted Stock Awards or Restricted Stock Units was 1,850,000 Shares. With respect to the Shares originally reserved for issuance under the Plan, (i) the maximum number of shares that may be granted annually to any one Covered Employee of the Company as stock options or SARs was 250,000 shares; (ii) the maximum number of Shares that may be granted annually as Restricted Stock Awards or Restricted Stock Units to any one Covered Employee of the Company was 75,000 Shares; and (iii) the maximum annual dollar amount that may be payable to a Covered Employee pursuant to cash settled SARs was $1,500,000. Of the Shares initially reserved under the Plan, 2,333,347 Shares are subject to awards that have been granted under the Plan as of March 12, 2014 and 3,686,510, Shares remain available for grant under the Plan.

In connection with the amendment and restatement of the Plan, no additional Shares are reserved for issuance under the Plan. However, of the 3,686,510 Shares that are available for grant under the Plan, 1,586,510 Shares will be available for grants as stock options or SARs (all of which may be granted as ISOs), and 2,100,000 Shares will be available for grants as Restricted Stock Awards or Restricted Stock Units. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 4.4.

(b) Computation of Shares Available. For purposes of this Section 4.2 and in connection with the granting of a stock option, SAR, Restricted Stock Award, or Restricted Stock Unit, shares of Stock covered by an Award shall only be counted as used to the extent they are actually issued. Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards not involving shares of Stock, shall be available again for grant under this Plan. However, the full number of Stock Appreciation Rights or Restricted Stock Units granted that are to be settled by the issuance of shares of Stock shall be counted against the number of shares available for award under the Plan, regardless of the number of shares of Stock actually issued upon settlement of such Stock Appreciation Rights or Restricted Stock Units. Further, any shares of Stock tendered or withheld to satisfy tax withholding obligations on Awards issued under the Plan, shares of Stock tendered to pay the exercise price of Awards under the Plan, and shares of Stock repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be returned as available shares of Stock under the Plan. To the extent shares are withheld to satisfy the exercise price of stock options in a net settlement of stock options, then the number of shares of Stock available shall be reduced by the gross number of stock options exercised rather than by the net number of shares of Stock issued. Any shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards not involving shares of Stock, shall be available again for grant under this Plan. The shares of Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.

Section 4.3 Limitations on Grants to Individuals.

(a) Stock Options and SARs. The maximum number of shares of Stock that may be subject to stock options or SARs granted to any one Participant who is a Covered Employee during any calendar year and that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be two hundred fifty thousand shares (250,000).

(b) SARs and Restricted Stock Units Settled in Cash. The maximum annual dollar amount that may be payable to a Participant pursuant to cash settled SARs described under Section 3.1(b) which are granted to any one Participant during any calendar year and are intended to be performance-based compensation (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be one million five hundred thousand dollars ($1,500,000).

(c) Stock Awards or Restricted Stock Units. The maximum number of shares of Stock that may be subject to Restricted Stock Awards described under Section 3.1(c) or Restricted Stock Units described under Section 3.1(d) which are granted to any one Participant who is a Covered Employee during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be seventy five thousand (75,000).

(d) Director Awards. The maximum number of shares of Stock that may be covered by awards granted to all non-Employee Directors, in the aggregate, is 20% of the shares authorized under Plan. The foregoing limitations shall not apply to cash-based Director fees that a non-Employee Director elects to receive in the form of shares of Stock or with respect to enticement awards made to new Directors.

(e) Partial Performance. Notwithstanding the preceding provisions of this Section 4.3, if in respect of any performance period or restriction period, the Committee grants to a Participant awards having an aggregate number of shares less than the maximum number of shares that could be awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum number of shares over the number of shares actually subject to awards granted to such Participant shall be carried forward and shall increase the number of shares that may be awarded to such Participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to Section 4.4 hereof.

Section 4.4 Corporate Transactions.

(a) General. If the Shares are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Restatement Effective Date, the number and kinds of Shares for which grants of stock options, Restricted Stock Awards or Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of Shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding stock options shall not change the aggregate stock option purchase price payable with respect to shares that are subject to the unexercised portion of the stock option outstanding but shall include a corresponding proportionate adjustment in the stock option purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, stock options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of stock options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of stock options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any stock options or SARs granted under the Plan which remain outstanding shall be converted into stock options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or stock appreciation rights having substantially the same terms and conditions as the outstanding options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger, provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding stock options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the option or SAR being canceled.

(c) The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described above, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on the Participants under this Plan.

Section 4.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 5—CHANGE IN CONTROL

Section 5.1 Consequence of a Change in Control. Subject to the provisions of Section 4.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the in terms of any Award Agreement:

(a) At the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director) following a Change in Control, all stock options and SARs then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the option or SAR). All stock options may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no stock option shall be eligible for treatment as an ISO in the event such stock option is exercised more than three months following Involuntary Termination following a Change in Control.

(b) At the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director) following a Change in Control, all Restricted Stock Awards described in Section 3.1(c) and Restricted Stock Units described in Section 3.1(d) shall be fully earned and vested immediately. Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c) In the event of a Change in Control, any performance measure attached to an award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 5.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a) approval by the shareholders of the Company of a transaction that would result and does result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

(i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

(c) a complete liquidation or dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

(d) the occurrence of any event if, immediately following such event, members of the Company’s Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Company’s Board of Directors:

(i) individuals who were members of the Company’s Board of Directors on the Effective Date of this Agreement; or

(ii) individuals who first became members of the Company’s Board of Directors after the Effective Date of this Agreement either:

(A) upon election to serve as a member of the Company’s Board of Directors by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(B) upon election by the shareholders of the Company to serve as a member of the Company’s Board of Directors, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination; provided that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Company’s Board of Directors; or

(e) any event which would be described in Section 5.2(a), (b), (c) or (d) if the term “Bank” were substituted for the term “Company” therein and the term “Bank’s Board of Directors” were substituted for the term “Company’s Board of Directors” therein. In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. The term “person” shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

(f) In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 6—COMMITTEE

Section 6.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any decision to make or administer Awards that are made to Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees within the meaning of Code Section 162(m) during the term of the Award. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists has listed or seeks to list its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 6.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 8.17 hereof), performance measures, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such awards (subject to the restrictions imposed by Article 7), to cancel or suspend awards, to grant awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or similar arrangements of the Company, and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and Bylaws of the Company and applicable state corporate law.

Section 6.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under the Plan to eligible persons who are either: (i) not then Covered Employees, within the meaning of Code Section 162(m) and are not expected to be Covered Employees at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan . The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 6.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 6.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 7—AMENDMENT AND TERMINATION

Section 7.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 3.6, Section 4.4 and Section 7.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 4.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 7.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take affect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 7.2 or Section 3.6 to any award granted under this Plan without further consideration or action.

ARTICLE 8—GENERAL TERMS

Section 8.1 No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 8.2 Transferability. Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the option while held in the trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this part “(iii”), the option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested non-qualified options under the plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 8.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 8.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or stock options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 8.5 Award Agreement. Each award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

Section 8.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 8.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 8.8 Tax Withholding. Where a Participant is entitled to receive cash or shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax which the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by, (i) with respect to a stock option or SAR settled in stock, reducing the number of shares of Stock subject to the stock option or SAR (without issuance of such shares of Stock to the option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; (ii) with respect to Restricted Stock Award or Restricted Stock Unit, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding; or (iii) with respect to an SAR settled in cash, withholding an amount of cash. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the award were subject to minimum tax withholding requirements.

Section 8.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 8.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 8.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 6.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 8.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 8.13 Governing Law and Arbitration.

(a) The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Hudson County, New Jersey, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

(b) Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Company within fifty (50) miles from the location of the Company’s main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

Section 8.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 8.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 8.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, three (3) days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary.

Section 8.17 Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 6.2 above, any stock options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the stock option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

Section 8.18 Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 8.19 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M69306-P47544

REVOCABLE PROXY

PROVIDENT FINANCIAL SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS APRIL 24, 2014

THE BOARD OF DIRECTORS OF PROVIDENT FINANCIAL SERVICES, INC.

SOLICITS THIS PROXY.

The undersigned hereby appoints Thomas W. Berry, Geoffrey M. Connor, Frank L. Fekete, Matthew K. Harding, Thomas B. Hogan Jr., Christopher Martin, Edward O’Donnell and Jeffries Shein, or any of them, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote as designated herein all shares of common stock of Provident Financial Services, Inc. (the “Company”) that the undersigned is entitled to vote, only at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 24, 2014 at 10:00 am., local time, and at any and all adjournments or postponements thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE PROPOSALS LISTED HEREIN. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PERSONS APPOINTED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Should the signer be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the signer’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of the 2014 Annual Meeting of Stockholders and Proxy Statement, voting by Internet or telephone, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
PROVIDENT FINANCIAL SERVICES, INC. P.O. BOX 1001 ISELIN, NJ 08830	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M69305-P47544	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PROVIDENT FINANCIAL SERVICES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐
Nominees:
01) Laura L. Brooks 02) Terence Gallagher 03) Carlos Hernandez

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:					For	Against	Abstain

2. The approval (non-binding) of executive compensation.					☐	☐	☐

3. The approval of the Amended and Restated Long-Term Equity Incentive Plan.					☐	☐	☐

4. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date